Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

by and between

ADT INC.

and

STATE FARM FIRE & CASUALTY COMPANY

Dated as of September 5, 2022

TABLE OF CONTENTS

i

ii

ANNEXES

Annex I	–	Form of Development Agreement
Annex II	–	Form of Investor Rights Agreement
Exhibit A	–	Select Terms and Conditions of the Offer

iii

SECURITIES PURCHASE AGREEMENT, dated as of September 5, 2022 (this “Agreement”), by and between ADT Inc., a Delaware corporation (the “Company”), and State Farm Fire & Casualty Company, an Illinois stock insurance company (the “Investor”).

WHEREAS, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, 133,333,333 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”, and the shares of Common Stock to be issued, sold, delivered, purchased and acquired hereunder, the “Issued Shares”) at a price of $9.00 per share (the “Purchase Price”);

WHEREAS, it is proposed that the Company commence a cash tender offer (the “Offer”) to acquire up to 133,333,333 shares of Common Stock and, in order to comply with the terms of the Company Charter, shares of Class B Common Stock (as defined below), in the aggregate (the “Maximum Amount”), at a per share price equal to the Purchase Price (the “Offer Price”), and on the terms and conditions to be set forth in the Offer to Purchase (as defined below);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to the willingness of the Company to enter into this Agreement, the Company has entered into a Tender and Support Agreement with certain of the Company’s stockholders (the “T&S Agreement”), pursuant to which such stockholders have, among other matters, agreed to collectively tender a number of shares of Common Stock beneficially owned by such stockholders equal in the aggregate to at least the Maximum Amount in the Offer; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition and material inducement to the willingness of the Company to enter into this Agreement, the Company has entered into a Support Agreement (the “Google Support Agreement” and, together with the T&S Agreement, the “Support Agreements”) with Google LLC (“Google Investor”) pursuant to which Google Investor has, among other matters, agreed to not tender any shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) or shares of Common Stock issued or issuable upon conversion of any shares of Class B Common Stock in the Offer.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding anything herein to the contrary, for purposes of this Agreement, other than in the case of the definition of “Related Parties”, Section 3.31, Section 4.10, Section 5.04, Section 7.02 and Section 8.14, no portfolio company (other than the Company and its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc., shall be deemed Affiliates of any of the Company or its Subsidiaries, nor shall any of the Company or its Subsidiaries be deemed Affiliates of any portfolio company (other than any of the Company or its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc.

“Aggregate Purchase Price” means the aggregate Purchase Price for the Issued Shares.

“Antitrust Law” means any applicable Law of any jurisdiction designed to govern competition or prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York generally are open for use by customers on such day.

“Company Board” means the Board of Directors of the Company.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company.

“Company Equity Awards” means the outstanding Company Options, Company RSUs, Company PSUs and Company Restricted Shares, whether granted under any Company Stock Plan or otherwise.

“Company Option” means an option to purchase shares of Common Stock granted under any Company Stock Plan.

“Company Organizational Documents” means the Company Charter and the Company’s bylaws.

“Company PSUs” means any Company RSU that is subject to performance-based vesting or delivery requirements.

“Company Registered Intellectual Property Rights” means all Intellectual Property Rights that (i) have been registered, filed, certified or otherwise recorded with or by any Governmental Authority (including domain name registrars), or any applications for any of the foregoing, and (ii) are Company-Owned Intellectual Property.

“Company Restricted Share” means any share of Common Stock subject to forfeiture conditions granted under any Company Stock Plan.

“Company RSUs” means any restricted stock unit payable in shares of Common Stock or whose value is determined with reference to the value of shares of Common Stock under any Company Stock Plan.

“Company Stock Plans” means the Company’s 2016 Equity Incentive Plan, the Company’s 2018 Omnibus Incentive Plan and applicable award agreements issued thereunder, in each case, as amended or restated from time to time.

“Company Warrants” means all warrants issued pursuant to that certain Warrant Agreement entered into in connection with the Company’s acquisition of CellBounce.

“Company-Owned Intellectual Property” means any and all Intellectual Property owned or purported to be owned by the Company or its Subsidiaries.

“Consumer” means any individual person that is transacting, has transacted or is seeking or sought by any person to transact for the lease or purchase of goods or services, an extension of credit, or other financial accommodation with respect to the products and services of the Company or its Affiliates that is or is intended to be primarily used for personal, family or household use. This term shall include any current, past or future Customer.

“Consumer Protection Laws” means all applicable Laws and implementing regulations (including those applicable Laws enforced or administered by the Consumer Financial Protection Bureau, the Federal Trade Commission, and any other Governmental Authority (such as, by way of example, the California Department of Consumer Affairs)) that relate to Consumer rights, protections or obligations related to marketing, advertising, soliciting, financing, selling or communicating through any medium to or any transaction with a Consumer, including leases of or contracts for the improvement of real or personal property, extensions of credit and contracts for the sale, including the credit sale, of goods or services, including: (i) enforcing or enhancing safety standards of personal or real property utilized by Consumers; (ii) marketing or selling of any products to, or leases, retail installment contracts, extensions of credit or financial accommodations offered to, or entered into with, Consumers; (iii) prevention of unfair, deceptive or abusive acts or practices related to Consumers; (iv) licensing, registration and related requirements (including Permits) necessary to conduct business, engage in marketing, execute leases, sell products (including financial products) or extend credit with or to Consumers; (v) regulating the use, protection, disposal or dissemination of any information, including personally identifiable information, related to any Consumer and obtained from any source; (vi) disclosures required to be provided to any Consumer in connection with any Consumer transaction or solicitation thereof; (vii) warranties provided to any Consumer; (viii) bankruptcy; (ix) collection of delinquent debt or amounts owed by Customers; (x) limitations on any charges, fees, interest or costs charged to any Consumer in connection with any Consumer transaction; (xi) telephone call, ringless voicemail, text message, e-mail, print, television, radio, online, ringless voicemails, call recording, automated dialing, and word-of-mouth marketing towards Consumers; and (xii) sales finance company, retail seller, contractor, home improvement contractor, home improvement salesperson, home alarm contractor, home alarm services, home alarm salesperson, locksmith, security alarm contractor, burglar alarm contractor, fire alarm systems contractor, fire protection contractor, electrical/electric systems contractor, life safety, and property protection contractor marketing, selling, licensing and registration requirements enforced or administered by any Governmental Authority (including for example the California Contractors State License Board).

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.

“Customer” means any Person who has elected to retain, purchase or lease the goods or services of the Company or its Affiliates.

“Customer Agreement” means any contract or agreement between (including any terms of service with) a Customer, on the one hand, and the Company or any of its Affiliates, on the other hand.

“Development Agreement” means that certain Development Agreement to be entered into by and between the Company and the Investor on the Closing Date, the form of which is set forth as Annex I hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Credit Facility” means that certain Ninth Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015, by and among Prime Security Services Holdings, LLC, Prime Security Services Borrower, LLC, the lenders party thereto from time to time and Barclays Bank PLC, as administrative agent, as amended, restated, supplemented or modified from time to time.

“Fraud” means actual common law fraud in the making of a representation, warranty, or other statement committed by a Person making such representation, warranty, or statement with the intent to deceive another Person, and to induce any Person to enter into this Agreement or any Transaction Document and requires (i) a false representation, warranty, or statement of material fact, (ii) actual knowledge or belief that such representation, warranty, or statement is false, (iii) an intention to induce such other Person to whom such representation, warranty, or statement was made to act or refrain from acting in reliance upon it, (iv) causing that Person, in justifiable reliance upon such false representation, warranty, or statement to take or refrain from taking action and (v) causing such Person or any party hereto to suffer damage by reason of such reliance. For clarity, a claim for Fraud may only be made against such Person committing such Fraud, it being understood that if a Representative of a party commits Fraud, then such party shall be deemed to have committed such Fraud.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” shall mean any and all Intellectual Property Rights and Technology.

“Intellectual Property Rights” shall mean all intellectual property rights, industrial property rights and proprietary rights worldwide, whether registered or unregistered, including rights in and to (i) patents and utility models and inventions and invention disclosures (whether or not patentable), (ii) copyrights and moral rights, (iii) trade secrets, know-how, proprietary information (such as processes, formulae, models and methodologies), business or financial information, technical or engineering information and other non-public or confidential information (“Trade Secrets”), (iv) trademarks, trade names, logos, service marks, trade dress, slogans, corporate names, DBAs, other similar designations of source or origin and (v) domain names and any provisionals, divisionals, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions of any of the foregoing (as applicable).

“Investor Material Adverse Effect” means any effect, change, event or occurrence that has had, or would reasonably be expected to have, a material adverse effect on the Investor’s ability to consummate any of the Transactions on a timely basis in accordance with the terms of this Agreement

“Investor Rights Agreement” means that certain Investor Rights Agreement to be entered into by and between the Company and the Investor on the Closing Date, the form of which is set forth as Annex II hereto.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Section 1.01 of the Company Disclosure Letter after reasonable inquiry by such individuals of direct reports who would reasonably be expected to have actual knowledge.

“Material Adverse Effect” means any effect, change, event or occurrence that has had, or would reasonably be expected to have, a material adverse effect on (x) the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) the Company’s ability to consummate any of the Transactions on a timely basis in accordance with the terms of this Agreement; provided, however, that, solely with respect to the foregoing clause (x), none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (i) generally affecting (A) the industry in which the Company and its Subsidiaries operate or (B) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (ii) to the extent arising out of, resulting from or attributable to (A) changes or prospective changes in, or issuances of new, Laws or GAAP or accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, (B) the execution, announcement or performance of this Agreement or the consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with Customers, suppliers, distributors, partners, employees or regulators, or any claims or litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions, (C) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (D) volcanoes, tsunamis, epidemics, pandemics or disease outbreaks (including the COVID-19 pandemic), earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Company or its Subsidiaries that is required by this Agreement or with the Investor’s written consent or at the Investor’s written request, or the failure to take any action by the Company or its Subsidiaries if that action is prohibited by this Agreement, (F) any change resulting or arising from the identity of, or any facts or circumstances relating to, the Investor or any of its Affiliates, (G) any decline in the market price, or change in trading volume, of the capital stock of the Company or (H) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in clauses (G) and (H) shall not prevent or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clause (i) and clauses (ii)(A) through (F) hereof) is a Material Adverse Effect); provided, further, however, that any effect, change, event or occurrence referred to in clause (i) or clauses (ii)(A), (C) or (D) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect if such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact or impacts may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect).

“NYSE” means the New York Stock Exchange.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (i) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (ii) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” means all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Governmental Authority, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Return” means all returns, declarations and reports (including any attached schedules) filed or required to be filed with a Tax authority, including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure.

“Technology” shall mean any or all of the following (but not the Intellectual Property Rights therein): (i) works of authorship, including software and documentation; (ii) inventions (whether or not patentable), discoveries and improvements, methods and processes; (iii) Trade Secrets; (iv) databases, data compilations and collections and customer and technical data; (v) devices, prototypes, designs and schematics; and (vi) tangible items related to, constituting, disclosing or embodying any Intellectual Property Rights or any or all of the foregoing, including all versions thereof.

“Transaction Documents” means this Agreement, the Development Agreement, the Investor Rights Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Development Agreement and the Investor Rights Agreement; provided that, for purposes of this Agreement, in no event shall “Transaction Documents” be deemed to include any Offer Documents.

“Transactions” means the Purchase and the other transactions contemplated by this Agreement, the Investor Rights Agreement, the Development Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated hereby or thereby; provided that, for purposes of this Agreement, in no event shall “Transactions” be deemed to include the Offer.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	3.07
Agreement	Preamble
Applicable Date	Article III
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Benefit Plan	3.21
Capitalization Date	3.02(a)
Class B Common Stock	Recitals
Closing	2.02(a)
Closing Date	2.02(a)
Code	3.21
Common Stock	Recitals
Company	Preamble
Company Disclosure Letter	Article III
Company Fundamental Representations	6.03(a)
Company Material Software	3.09(f)
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Confidential Information	5.04
Confidentiality Agreement	5.04
Contract	3.03(b)
Environmental Laws	3.22
ERISA	3.21
Filed SEC Documents	Article III
Google Investor	Recitals
Investment Company Act	3.17
Investor	Preamble
Issued Shares	Recitals

Term	Section
IT Assets	3.26
Judgments	3.07
Laws	3.08
Material Contracts	3.15
Maximum Amount	Recitals
Money Laundering Laws	3.25
Multiemployer Plan	3.21
OFAC	3.24
Offer	Recitals
Offer Documents	5.09(b)
Offer to Purchase	5.09(b)
Other Required Antitrust Laws	3.04
Permits	3.08
Personal and Device Data	3.27
Privacy Requirements	3.27
Privacy Shield Frameworks	3.27
Purchase	2.01
Purchase Price	Recitals
Related Parties	8.14
Restraints	6.01(a)
Schedule TO	5.09(b)
Security Incident	3.27
Significant Subsidiaries	3.01(c)
Termination Date	7.01(b)
WARN	3.19

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Purchase and Sale. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Closing, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, the Issued Shares, free and clear of all liens, except restrictions imposed by applicable securities Laws, the Company Charter and the Transaction Documents, for a purchase price per share equal to the Purchase Price and an aggregate purchase price equal to the Aggregate Purchase Price. The purchase and sale of the Issued Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02. Closing. (a) On the terms of this Agreement, the closing of the Purchase (the “Closing”) shall occur at 10:00 a.m. (New York City time) on the second Business Day after all of the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) either (i) remotely via telephone or video conference, (ii) at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 or (iii) at such other place, time or date as shall be agreed between the Company and the Investor (the date on which the Closing occurs, the “Closing Date”).

(b) At the Closing:

(i) the Company shall deliver to the Investor (A) the Issued Shares, free and clear of all liens, except restrictions imposed by applicable securities Laws, the Company Charter and the Transaction Documents, (B) a duly executed counterpart of the Investor Rights Agreement and (C) a duly executed counterpart of the Development Agreement; and

(ii) the Investor shall (A) pay the Aggregate Purchase Price to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing prior thereto and (B) deliver to the Company (I) a duly executed counterpart of the Investor Rights Agreement and (II) a duly executed counterpart of the Development Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date), that, except as (a) set forth in the confidential disclosure letter delivered by the Company to the Investor concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth in one section or subsection of the Company Disclosure Letter shall be deemed a disclosure with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such information, item or matter is relevant to such other section or subsection) or (b) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC (and remaining publicly available) after January 1, 2020 (the “Applicable Date”) and prior to the date hereof (the “Filed SEC Documents”), other than any risk factor disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the Company Fundamental Representations):

SECTION 3.01. Organization; Standing; Subsidiaries.

(a) The Company is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence and good standing) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Organizational Documents are included in the Filed SEC Documents. Except as disclosed in the Filed SEC Documents, the Company is not in violation of the Company Organizational Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 except for Subsidiaries that would not constitute a “significant subsidiary” (as defined in Rule 405 under the Securities Act). Each of ADT LLC, a Delaware limited liability company, Prime Security Services Borrower, LLC, a Delaware limited liability company, Prime Security Services Holdings, LLC, a Delaware limited liability company, The ADT Security Corporation, a Delaware corporation, ADT Commercial LLC, a Colorado limited liability company, Compass Solar Group, LLC, a Delaware limited liability company, Fire and Security Holdings, LLC, a Delaware limited liability company and ADT Solar LLC, a Louisiana limited liability company (collectively, the “Significant Subsidiaries”), is wholly owned, directly or indirectly, by the Company and is a “significant subsidiary” (as defined in Rule 405 under the Securities Act) of the Company. All of the issued and outstanding shares of capital stock or other ownership interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued and, in the case of corporations, are fully paid and non-assessable, and (ii) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Filed SEC Documents, the Company’s Subsidiaries are not in violation of their respective organizational documents.

SECTION 3.02. Capitalization.

(a) The authorized capital stock of the Company consists of 3,999,000,000 shares of Common Stock, 100,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). At the close of business on August 29, 2022 (the “Capitalization Date”), (i) no shares of Company Preferred Stock were issued or outstanding; (ii) 857,048,818 shares of Common Stock were issued and outstanding (including 9,395,298 shares of Company Restricted Shares (assuming attainment of the maximum level of performance for performance-based Company Restricted Shares)) and no shares of Common Stock were held by the Company in its treasury; (iii) 54,744,525 shares of Class B Common Stock were issued and outstanding, (iv) 148,367 shares of Common Stock were reserved and available for issuance upon exercise of the Company Warrants and (v) 112,545,456 shares of Common Stock were reserved for issuance pursuant to the Company Stock Plans, of which (A) 34,673,287 shares of Common Stock were subject to outstanding Company Options (assuming settlement of outstanding awards based on maximum achievement of applicable performance goals), (B) 13,433,121 shares of Common Stock were subject to outstanding Company RSUs (including, to the extent applicable, any accrued but unpaid dividend equivalents reinvested as additional Company RSUs) and (C) 2,192,070 shares of Common Stock were subject to outstanding Company PSUs (assuming attainment of all applicable performance-based vesting requirements based on maximum achievement of applicable performance goals). From the close of business on the Capitalization Date until the date of this Agreement, no options to purchase shares of Common Stock have been granted and no shares of Common Stock have been issued, except for shares of Common Stock issued upon the vesting and settlement of Company Equity Awards in accordance with the terms of the Company Stock Plans.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company other than obligations under the Company Stock Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. There are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any

Company Securities (other than pursuant to the cashless exercise of Company Options or the forfeiture or withholding of Taxes with respect to the exercise of Company Options or the vesting and/or settlement of Company RSUs, Company PSUs or Company Restricted Shares), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as disclosed in the Filed SEC Documents, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, and there are no Contracts requiring the Company to include any such securities in the Issued Shares to be sold pursuant to this Agreement, except for such Contracts that have been validly waived in writing prior to the date hereof. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and were not issued in violation of the Company Organizational Documents or any preemptive right, resale right, right of first refusal or similar right. The Issued Shares will be, when issued, duly authorized and validly issued, free and clear of all liens, except restrictions imposed by applicable securities Laws, the Company Charter and the Transaction Documents, fully paid and non-assessable and issued in compliance with all applicable federal and state securities laws. No Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to the Issued Shares.

SECTION 3.03. Authority; Noncontravention.

(a) The Company has, and, as applicable, its Subsidiaries have, all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, and to perform its and their obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company and its Subsidiaries, as applicable, of this Agreement and the other Transaction Documents, and the consummation by the Company and its Subsidiaries, as applicable, of the Transactions, have been duly authorized by the Company Board and the equivalent governing body of its Subsidiaries, as applicable, and no other corporate or similar action on the part of the Company or its Subsidiaries, as applicable, is necessary to authorize the execution, delivery and performance by the Company and its Subsidiaries, as applicable, of this Agreement and the other Transaction Documents and the consummation by the Company and its Subsidiaries, as applicable, of the Transactions. This Agreement has been, and at the Closing the other Transaction Documents to which the Company and its Subsidiaries, as applicable, are party will be, duly executed and delivered by the Company and its Subsidiaries, as applicable, and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Investor and its Affiliates, as applicable, constitutes (or in the case of such other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Company and its Subsidiaries, as applicable, enforceable against the Company and its Subsidiaries, as applicable in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”). The Company Board, at a duly called and held meeting, has unanimously approved the form, terms and conditions of this Agreement and authorized the Company to execute, deliver and perform its obligations under and consummate the transactions contemplated by this Agreement. No vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries is required to approve the Transactions that has not already been obtained.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company or its Subsidiaries, as applicable, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company or its Subsidiaries, as applicable, with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Organizational Documents or (B) the similar organizational documents of any of the Company’s Subsidiaries, as applicable or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries, as applicable or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its Subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clause (i)(B) and clause (ii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, (i) the HSR Act and (ii) the other Antitrust Laws set forth in Section 3.04 of the Company Disclosure Letter (the “Other Required Antitrust Laws”), (b) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act (including the filing of the Offer Documents with the SEC and any amendments or supplements thereto), (c) compliance with the rules and regulations of the NYSE, (d) compliance with any applicable state securities or “Blue Sky” Laws and (e) any change in control requirements under Consumer Protection Laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since the Applicable Date (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments which are not material, individually or in the aggregate, and the absence of footnote disclosures which if presented, would not reasonably be expected to differ materially from those presented in the audited financial statements forming part of the Company SEC Documents).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, asserted or unasserted, known or unknown, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto), except liabilities (i) specifically reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of June 30, 2022 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (none of which is a liability for material breach of a Contract, tort, infringement or violation of Law), (iii) as expressly contemplated by this Agreement or otherwise incurred in connection with the Transactions, (iv) that have been discharged or paid prior to the date of this Agreement or (v) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any material “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

(d) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed and effective to ensure that material information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is, and has been since the Applicable Date, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Since the Applicable Date through the date hereof, the Company has not identified (i) any material weakness or significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

SECTION 3.06. Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Offer Documents (including any amendments or supplements thereto) will, at the time the Offer Documents (or any amendment or supplement thereto) are filed with the SEC or at the time the Offer Documents (or any amendment or supplement thereto) are first published, sent or given to the holders of Common Stock and Class B Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Offer Documents supplied by or on behalf of the Investor which is contained or incorporated by reference in the Offer Documents.

SECTION 3.07. Absence of Certain Changes.

(a) Since December 31, 2021, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice and have not taken any action that if taken after the date hereof would require the consent of the Investor pursuant to the terms of Section 5.01(c), (d), (f), (h), (i) or (k) hereof.

(b) Since December 31, 2021 there has not been any Material Adverse Effect.

SECTION 3.08. Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries, or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

SECTION 3.09. Compliance with Laws; Permits. The Company and each of its Subsidiaries are and its and their business and operations are, and since the Applicable Date have been, in compliance with all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations (“Laws”), including Consumer Protection Laws, or Judgments, applicable to the Company or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold and maintain all licenses, registrations, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold or maintain the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.10. Intellectual Property. (a) The Company and its Subsidiaries (i) own or possess adequate rights to use all Company-Owned Intellectual Property and other Intellectual Property used in or held for use in the conduct of their respective businesses and (ii) own all right, title and interest to the Company-Owned Intellectual Property free and clear of all liens, except where the failure to own or possess such Intellectual Property Rights or Technology would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, the Company Registered Intellectual Property Rights are valid, subsisting and enforceable, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries’ conduct of their respective businesses (i) does not infringe, misappropriate or otherwise violate any Intellectual Property of any Person and (ii) has not since the Applicable Date infringed, misappropriated, or otherwise violated any Intellectual Property of any other person, in each case in a manner that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Neither the Company nor any of its Subsidiaries has received any written notice of any claim of infringement, misappropriation or conflict with any Intellectual Property of any Person, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) To the Knowledge of the Company, the Company-Owned Intellectual Property is not being infringed, misappropriated or otherwise violated by any Person in a manner that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has taken commercially reasonable steps to protect and maintain its Company-Owned Intellectual Property, including using commercially reasonable efforts and taking commercially necessary steps to maintain their material Trade Secrets in confidence.

(f) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor its Subsidiaries distribute or have distributed any software, the source code to which is material to the Company’s or its Subsidiaries’ business (“Company Material Software”), to third parties that, based on the distribution of the Company Material Software, requires the Company or its applicable Subsidiary to also license or make available to such third party any source code to Company Material Software that is Company-Owned Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have no duty or obligation (whether present, contingent, or otherwise) to deliver, license or make available any Company Material Software that is Company-Owned Intellectual Property to any escrow agent or any other Person.

SECTION 3.11. Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid, except for Taxes that are being contested in good faith by appropriate proceedings and that have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from the Company or any of its Subsidiaries by any Governmental Authority is currently in progress or threatened in writing and (d) within the past three years, neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

SECTION 3.12. No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan. Assuming the accuracy of the representation contained in Section 4.05, no “control share acquisition,” “fair price,” “moratorium,” “business combination” or other anti-takeover Law of the State of Delaware or any similar provisions in the Company Organizational Documents is applicable to, or, at the Closing will be applicable to, this Agreement, any Transaction Document or any of the Transactions.

SECTION 3.13. Brokers and Other Advisors. Other than Citigroup Global Markets Inc. and Evercore Group LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 3.14. Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.09(a), the offer, sale and issuance of the Issued Shares pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Issued Shares pursuant to this Agreement, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Issued Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Issued Shares under this Agreement to be integrated with other offerings by the Company.

SECTION 3.15. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NYSE, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received as of the date of this Agreement any notification that the SEC or the NYSE is contemplating terminating such registration or listing.

SECTION 3.16. Regulatory Filings. Neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Authority any required filing, declaration, listing, registration, report or submission, except for such failures that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such filings, declarations, listings, registrations, reports or submissions were in compliance with applicable Laws when filed and no deficiencies have been asserted by any applicable Governmental Authority with respect to any such filings, declarations, listings, registrations, reports or submissions, except for any deficiencies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.17. Material Contracts. The Company has described in or filed as exhibits to the Filed SEC Documents all Contracts (including all amendments thereto) that are required to be described or filed in the Filed SEC Documents (collectively, the “Material Contracts”). Each Material Contract (excluding any Benefit Plan) is valid and binding on the Company and each of its Subsidiaries party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, subject to the Bankruptcy and Equity

Exception, except (a) to the extent that any Material Contract expires or terminates in accordance with its terms and (b) for such failures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, neither the Company nor any of its Subsidiaries is in default under any Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any Material Contract to which it is a party, by which it is bound or to which any of its properties or assets is subject, except to the extent any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.18. Properties and Assets. The Company and each of its Subsidiaries have good and insurable title in fee simple to (in the case of owned real property), or have valid, subsisting and enforceable leases or rights to otherwise use, all real and personal property, in each case, that are material to the respective businesses of the Company and its Subsidiaries, taken as a whole, free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects that (a) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (b) would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.19. Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Issued Shares, (a) required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

SECTION 3.20. Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries maintain insurance from nationally recognized, in the applicable country, insurers in such amounts and covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses, taken as a whole. All material insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid in full. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, (b) there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, and (c) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

SECTION 3.21. Labor Matters. No labor disturbance by or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of or has received written notice of any violation with respect to any federal or state law relating to employment, employment practices, terms and conditions of employment, collective bargaining, worker classification (including the proper classification of workers as independent contractors or consultants), discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has taken any action that would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment Retraining Notification Act of 1988, as amended, or any similar state, local or foreign Law (“WARN”), issued any notification of a plant closing or mass layoff required by WARN, or incurred any liability or obligation under WARN that remains unsatisfied, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.21 of the Company Disclosure Letter sets forth a list, as of the date hereof, of each collective bargaining agreement that the Company or any of its Subsidiaries is party to or bound by that is with any union or similar labor relations entity.

SECTION 3.22. Market Activities. The Company and its controlled Affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Issued Shares.

SECTION 3.23. Benefit Plans. (a) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Benefit Plan”) has been maintained in compliance in all material respects with its terms and with the requirements of all applicable statutes, rules and regulations including, without limitation, ERISA and the Code; (b) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Benefit Plan and with respect to any multiemployer plan, within the meaning of Section 3(3) of ERISA (each, a “Multiemployer Plan”), to the Knowledge of the Company, excluding transactions effected pursuant to a statutory or administrative exemption; (c) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, to the Knowledge of the Company, whether by action or by failure to act, which would cause the loss of such qualification; (d) with respect to any Benefit Plan sponsored or maintained by the Company or any member of its Controlled Group that is subject to Title IV of ERISA and in the case of each Multiemployer Plan, to the

Knowledge of the Company: (i) there is no “accumulated funding deficiency” under Section 412 of the Code or Section 203 of ERISA, (ii) no such Benefit Plan is, or, is expected to be, “at-risk” (under Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); (iii) no “reportable event” under Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred; (iv) any premiums to the Pension Benefit Guaranty Corporation (“PBGC”) have been timely paid in full and (v) no material unsatisfied liability (other than any premiums to the PBGC) under Title IV of ERISA has been, or is expected to be, incurred by the Company or any Subsidiary; and (e) none of the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) would reasonably be expected to (A) result in any material payment (including severance and unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any current or former director or any employee of the Company or any Subsidiary of the Company under any Benefit Plan or otherwise, (B) increase any material benefits otherwise payable under any Benefit Plan, (C) result in any acceleration of the time of payment, funding or vesting of any such benefits, and (D) result in any material breach or violation of, or default under or materially limit the Company’s right to amend, modify, terminate or transfer the assets of, any Benefit Plan, except in each case with respect to the events or conditions set forth in (a) through (e) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.24. Environmental Laws. Except as disclosed in the Filed SEC Documents, the Company and each of its Subsidiaries (a) are, and at all times since the Applicable Date were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any Governmental Authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as it relates to exposure to hazardous or toxic materials), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (b) have not received written notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or alleged liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (a) or (b) where such non-compliance, violation, liability or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Filed SEC Documents, (i) there are no proceedings that are pending, or to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries under Environmental Laws in which a Governmental Authority is also a party, other than such proceedings which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) to the Knowledge of the Company, there are no pending or proposed Environmental

Laws or liabilities or other obligations under Environmental Laws, including those concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries and (iii) none of the Company and its Subsidiaries is aware of any material capital expenditures that will be required to comply with Environmental Laws in the next year.

SECTION 3.25. Foreign Corrupt Practices Act. Since the Applicable Date, neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has: (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, applicable legislation implementing the Organization for Economic Co-operation and Development Convention on Bribery of Foreign Public Officials in International Business Transactions, and the rules and regulations thereunder or any other similar applicable foreign or domestic law or regulation; or (d) made any illegal bribe, payoff, influence payment, kickback or other unlawful payment. The Company has instituted and maintains policies requiring continued compliance with the laws and regulations referenced in Section 3.25(c).

SECTION 3.26. OFAC. Since the Applicable Date, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Issued Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

SECTION 3.27. Money Laundering Laws. Since the Applicable Date, the operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable money laundering laws of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and no Action by or before any Governmental Authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company, threatened in writing.

SECTION 3.28. Information Systems. The information technology systems, equipment and software used by the Company or any of its Subsidiaries in their respective businesses (the “IT Assets”) (a) except as described in the Company SEC Documents, have not materially malfunctioned or failed since the Applicable Date, and (b) to the Knowledge of the Company, are free of any viruses, “back doors,” “Trojan horses,” “time bombs,” “worms,” “drop dead devices” or other software or hardware components that are designed to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its Subsidiaries. The Company and its Subsidiaries have implemented reasonable backup, security and disaster recovery processes and procedures. To the Knowledge of the Company, no Person has gained unauthorized access to any IT Asset since the Applicable Date in a manner that has resulted or could reasonably be expected to result in material liability to the Company.

SECTION 3.29. Privacy. The Company and its Subsidiaries in the past five years (a) have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, including the California Consumer Privacy Act of 2018 (California Civil Code §§ 1798.100 to 1798.199) and its implementing regulations, as amended or superseded from time to time, the Children’s Online Privacy Protection Act of 1998, 15 U.S.C. §§ 6501–6506, and its implementing rules, the EU-U.S. and Swiss-U.S. Privacy Shield Frameworks (the “Privacy Shield Frameworks”), and the Health Insurance Portability and Accountability Act of 1996, contractual obligations, applicable self-regulatory obligations, and applicable industry standards (including the PCI-DSS) (collectively, “Privacy Requirements”) applicable to the Company’s and its Subsidiaries’ receipt, access, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all Customer data, employee and contractor data, and all other information, including without limitation personally identifiable information, financial data, IP addresses, mobile or security device identifiers and device usage activity, data contained in audio recordings, telephone calls or video images of Customer sites (“Personal and Device Data”), including without limitation for the purposes of marketing or other Consumer communications and providing Customers with the requested goods and services such as monitoring Customer sites, (b) have implemented, maintained and complied at all times in all material respects with policies and procedures reasonably designed to ensure the privacy, integrity, security and confidentiality of all Personal and Device Data handled, processed, collected, shared, transferred, used, disclosed and/or stored by or for the Company or its Subsidiaries in connection with the Company’s and its Subsidiaries’ operation of their respective businesses, (c) have maintained and complied in all material respects with policies and procedures reasonably designed to ensure the Privacy Requirements are complied with, (d) have obtained all necessary authority, to the extent required under the Privacy Requirements, to receive, access, collect, use, transfer, store, handle, disclose or otherwise process the Personal and Device Data in its possession or under its control in connection with the operation of the Company’s or its Subsidiaries’ business, (e) have designed and maintained processes and systems to allow the Company and its Subsidiaries to comply in all material respects with any requests made by Customers in accordance with the Privacy Requirements in a timely and comprehensive manner and (f) have required all third parties to which they provide or have provided any Personal and Device Data to take reasonable and appropriate steps, and any other steps required for the Company and its Subsidiaries to comply in all material respects with their contractual obligations and the Privacy Requirements, to maintain the privacy and security of such Personal and Device Data; provided, that the reference in the first sentence of this Section 3.29 to “in the past five years” with respect to the Privacy Shield Frameworks shall be deemed to be a reference to “since October 16, 2019, the date of the

Company’s initial certification under the Privacy Shield Frameworks”. The Company and its Subsidiaries have in the past five years had commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect Personal and Device Data collected by it or on its behalf from and against any accidental or unlawful destruction, loss, alteration, unauthorized access to or disclosure of, or other unauthorized use (“Security Incident”). To the Knowledge of the Company, neither the Company nor its Subsidiaries, nor any of their respective vendors or service providers have experienced any Security Incident that has compromised, in any material respect, the privacy and/or security of any Personal and Device Data maintained or processed by or for the Company or any of its Subsidiaries in the last six years. The Company and its Subsidiaries have not received any notice, claim or action with respect to an actual or alleged Security Incident or other misuse of any Personal and Device Data or with respect to any violation of the Privacy Requirements, and, to the Knowledge of the Company, there is no reasonable basis for such notice, claim or action. To the Knowledge of the Company, there are no outstanding information, enforcement, action, de-registrations or transfer prohibition notices or any other nature of notice or audit request under Privacy Requirements currently outstanding against the Company and its Subsidiaries, or any outstanding appeal against such notices, nor, to the Knowledge of the Company, are there any circumstances which may give rise to the giving of any such notices. The Company and its Subsidiaries have not been the subject of any investigation or proceedings by a Governmental Authority in relation to its use of Personal and Device Data, nor has there been any correspondence with a Governmental Authority on this topic. The Company and its Subsidiaries have not disclosed any Personal and Device Data to any Governmental Authorities except in conjunction with the provision of its goods and services, as required by applicable Law, or pursuant to legal process.

SECTION 3.30. Consumer Protection. The Company and its Affiliates and, to the Knowledge of the Company, each of its and its Affiliates’ subcontractors, vendors or other service providers, is in compliance with all Consumer Protection Laws with respect to marketing, monitoring, soliciting, selling, financing, developing, constructing, leasing, installing, owning, operating and maintaining the goods and services subject to the Customer Agreements and the entering into, and performance of obligations under, the Customer Agreements, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.31. No Other Company Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, neither the Company, any of its Affiliates nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or any of its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing.

SECTION 3.32. No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV, the Company hereby acknowledges that neither the Investor, any of its Affiliates nor any other Person (a) has made or is making any other express or implied representation or warranty with respect to the Investor or any of its Affiliates or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article IV, will have or be subject to any liability to the Company resulting from the delivery, dissemination or any other distribution to the Company or any of its Representatives, or the use by the Company or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Company or any of its Representatives, including in due diligence materials, in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor (including the transactions contemplated by the Transaction Documents). The Company, on behalf of itself and on behalf of its respective Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date), that:

SECTION 4.01. Organization; Standing. The Investor is a stock insurance company duly organized, validly existing and in good standing under the Laws of the State of Illinois and has all requisite power and authority necessary to carry on its business as it is now being conducted except (other than with respect to the Investor’s due organization and valid existence and good standing) as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. The Investor is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

SECTION 4.02. Authority; Noncontravention.

(a) The Investor has, and, as applicable, its Affiliates have, all necessary power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, and to perform its and their obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor and its Affiliates, as applicable, of this Agreement and the other Transaction Documents, and the consummation by the Investor and its Affiliates, as applicable, of the Transactions, have been duly authorized and approved by all necessary corporate or similar action on the part of the Investor and its Affiliates, as applicable, and no further action, approval or authorization by any of their respective stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor and its Affiliates, as applicable, of this Agreement and the other Transaction Documents and the consummation by the Investor and its Affiliates, as applicable, of the Transactions. This Agreement has been, and at the Closing the other Transaction Documents to which the Investor and its Affiliates, as applicable, are party will be, duly executed and delivered by the Investor and its Affiliates, as applicable, and, assuming due authorization, execution and delivery hereof or thereof, as applicable, by the Company and its Subsidiaries, as applicable, constitutes (or in the case of such other Transaction Documents, at the Closing will constitute) a legal, valid and binding obligation of the Investor and its applicable Affiliates, enforceable against the Investor and its Affiliates, as applicable, in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor or its Affiliates, as applicable, nor the consummation by the Investor of the Transactions, nor performance or compliance by the Investor or its Affiliates, as applicable, with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate or formation, operating agreement or other comparable charter or organizational documents of the Investor or its Affiliates, as applicable, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the Closing Date, (x) violate any Law or Judgment applicable to the Investor, any of its Subsidiaries or any of the Investor’s Affiliates, as applicable, or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor, any of its Subsidiaries or any of the Investor’s Affiliates, as applicable, is a party or accelerate the Investor’s or, if applicable, any of its Subsidiaries’ or Affiliates’, as applicable, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

SECTION 4.03. Governmental Approvals. Except for filings required under, and compliance with other applicable requirements of, the HSR Act and the Other Required Antitrust Laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority that would be required to be obtained or made by or on behalf of the Investor is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

SECTION 4.04. Available Funds. The Investor currently has, and at the Closing will have, available funds necessary to consummate the Purchase and pay the Aggregate Purchase Price, on the terms and conditions contemplated by this Agreement.

SECTION 4.05. Ownership of Company Stock. Neither the Investor nor any of its Affiliates owns any capital stock of the Company.

SECTION 4.06. Brokers and Other Advisors. Other than Morgan Stanley & Co. LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor or any of its Subsidiaries, except for Persons, if any, whose fees and expenses will be paid by the Investor.

SECTION 4.07. Information Supplied. None of the information supplied or to be supplied by or on behalf of the Investor for inclusion or incorporation by reference in the Offer Documents (including any amendments or supplements thereto) will, at the time the Offer Documents (or any amendment or supplement thereto) are filed with the SEC or at the time the Offer Documents (or any amendment or supplement thereto) are first published, sent or given to the holders of Common Stock and Class B Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, the Investor makes no representation or warranty with respect to any statement made in the Offer Documents supplied by or on behalf of the Company which is contained or incorporated by reference in the Offer Documents.

SECTION 4.08. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its Representatives, the Investor and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Investor (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for the representations and warranties made by the Company in Article III of this Agreement, the Investor will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto, except with respect to Fraud.

SECTION 4.09. Private Placement Matters. The Investor acknowledges that the offer and sale of the Issued Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Issued Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Issued Shares, except in compliance with the Transaction Documents and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Issued Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (e) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act) and (f) (i) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Issued Shares, (ii) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (iii) can bear the economic risk of (A) an investment in the Issued Shares indefinitely and (B) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Issued Shares and to protect its own interest in connection with such investment.

SECTION 4.10. No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III, the Investor hereby acknowledges that neither the Company nor any of its Subsidiaries or Affiliates, nor any other Person, (a) has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Investor or any of its Representatives or any information developed by the Investor or any of its Representatives or (b) except in the case of Fraud in connection with the representations and warranties expressly set forth in Article III will have or be subject to any liability to the Investor resulting from the delivery, dissemination or any other distribution to the Investor or any of its Representatives, or the use by the Investor or any of its Representatives, of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material developed by or provided or made available to the Investor or any of its Representatives, including in due diligence materials, “data rooms” or management presentations (formal or informal), in anticipation or contemplation of any of the Transactions or any other transactions or potential transactions involving the Company and the Investor (including the transactions contemplated by the Transaction Documents). The Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to Fraud. The Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its Subsidiaries and, in making its determination to proceed with the Transactions and the transactions contemplated by the Transaction Documents, the Investor and its Affiliates and Representatives have relied on the results of their own independent investigation.

SECTION 4.11. No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither the Investor nor any other Person on its behalf has made or is making any other express or implied representation or warranty.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01. Negative Covenants. Except as required by applicable Law, Judgment or, solely with respect to clause (x) herein, to comply with any notice, directive, guideline or recommendation from a Governmental Authority (including those in connection with or in response to COVID-19), as expressly required or permitted by this Agreement or as described in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 6.01), unless the Investor otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), (x) the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to operate their businesses in all material respects in the ordinary course of business and (y) the Company shall not, and shall not permit any of its Subsidiaries to:

(a) other than the authorization and issuance of the Issued Shares to the Investor and the consummation of the other Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that the Company may issue or grant shares of Common Stock or other securities in the ordinary course of business (i) under Company Stock Plans in effect on the date of this Agreement, (ii) pursuant to equity awards or obligations outstanding on the date of this Agreement or granted after the date of this Agreement in accordance with clause (i) and not otherwise in violation of this Agreement, (iii) in connection with the acquisition (including by merger, consolidation, or acquisition of stock or assets or otherwise) of any Person or any division or assets thereof in an amount not to exceed $50,000,000 in the aggregate or (iv) as required under the Company Organizational Documents upon the conversion of shares of Class B Common Stock;

(b) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except pursuant to (i) the cashless exercise of Company Options or the forfeiture or withholding of Taxes with respect to (A) the exercise of Company Options and the vesting and/or settlement of Company Restricted Shares and Company RSUs and Company PSUs or (B) other equity awards granted after the date of this Agreement under Company Stock Plans in effect on the date of this Agreement and not otherwise in violation of this Agreement or (ii) any share repurchase program that was approved by the Company Board prior to the date of this Agreement (other than as would result in any approval or consent of any stockholders of the Company being required under applicable Law or stock exchange rules with respect to the sale, issuance or delivery of the Issued Shares hereunder);

(c) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, except for (i) any dividend or distribution by a wholly owned subsidiary of the Company to the Company or any wholly owned subsidiary of the Company and (ii) regular quarterly dividends in an amount not to exceed $0.035 per share of Common Stock in any fiscal quarter consistent with the Company’s past practice;

(d) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(e) amend the Company Organizational Documents;

(f) liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize the Company or its Significant Subsidiaries;

(g) assume, guarantee, or issue new indebtedness or make loans, advances or capital contributions in excess of $100,000,000 in the aggregate, other than (i) borrowings under the Existing Credit Facility, (ii) intercompany loans, advances or capital contributions between the Company and any of its Subsidiaries or between any Subsidiaries of the Company, (iii) indebtedness or guarantees thereof incurred in the ordinary course of business or consistent with past practice and (iv) indebtedness or guarantees thereof incurred by the Company or its Subsidiaries the net proceeds of which are applied (whether on or after the date on which the indebtedness is incurred) to repurchase, redeem, repay or refinance (including by way of an exchange offer, tender offer or other liability management transaction) indebtedness of the Company or its Subsidiaries existing on the date hereof;

(h) settle, waive, or forgive any amount that exceeds $50,000,000 that is owed to the Company or any of its Subsidiaries not in the ordinary course of business;

(i) change accounting policies except as required by GAAP;

(j) make any change in Tax accounting, make new Tax elections or amend a Tax Return, in each case, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and the Subsidiaries, taken as a whole; or

(k) agree or commit to do any of the foregoing.

SECTION 5.02. Further Action; Reasonable Best Efforts; Filings. During the period from the date of this Agreement until the Closing Date (or such earlier date on which this Agreement is terminated pursuant to Section 6.01):

(a) Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Law to consummate and make effective the Transactions as promptly as practicable, including (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an Action by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate the Transactions and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Transaction Documents.

(b) Subject to applicable Law and the terms and conditions of this Agreement, the parties and their respective counsel shall (i) cooperate in all respects with each other in connection with any filing or submission with any Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before any Governmental Authority relating to the Transactions, including any Action initiated by a private Person, (ii) have the right to review in advance, and to the extent practicable each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions and of any material communication received or given in connection with any Action by a private Person, in each case regarding any of the Transactions, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, any applicable Governmental Authority and (iv) promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions. In furtherance of the foregoing, the parties hereto shall (with respect to any in-person discussion or meeting), and shall to the extent practicable (with respect to any telephonic discussion or meeting), provide the other party and their respective counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions; provided that each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Affiliates, as the case may be, that appears in any filing made with, or written materials (including correspondence) submitted to, any third party and/or any Governmental Authority in connection with any governmental inquiry, investigation or Action with respect to the Transactions. Notwithstanding anything to the contrary in this Section 5.02, materials provided to the other parties or their respective counsel may be redacted as necessary to address reasonable attorney-client or other privilege or confidentiality concerns. Investor, on the one hand, and the Company, on the other hand, shall each pay or cause to be paid fifty percent (50%) of all filing fees and similar payment required in connection with any notices to and filings with, and approvals of, Governmental Authorities with respect to the Transactions.

(c) Without limiting the generality of Section 5.02(a) and Section 5.02(b), the parties hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement (but in any event within 10 Business Days following the date of this Agreement), (ii) supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law and (iii) subject to Section 5.02(d), take or cause to be taken all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Antitrust Laws and to obtain all consents under any Antitrust Laws that are required by any Governmental Authority with competent jurisdiction, so as to enable the parties hereto to consummate the Transactions.

(d) Investor shall have the sole right to determine and direct the strategy and process by which the parties will seek any required approvals under the HSR Act and any other applicable Antitrust Law; provided that it will give good faith consideration to any reasonable input from the Company with respect to any of the foregoing. Notwithstanding anything herein to the contrary, nothing in this Agreement shall require Investor or any of its Subsidiaries or Affiliates to, and, except with the prior written consent of Investor, the Company and its Affiliates shall not (i) take any action to, consent or proffer to divest, hold separate, or enter into any license or similar Contract with respect to, or agree to restrict or change the ownership or operation of, any business or assets of the Company, Investor, or any of their respective Subsidiaries or Affiliates, or (ii) amend or otherwise modify, or agree to amend or otherwise modify, the Development Agreement (or the form thereof set forth as Annex I hereto) or the transactions contemplated thereby, in each case, with the intent of obtaining approvals under any applicable Law or from any third party with respect to the Transactions. Notwithstanding anything to the contrary herein, in no event shall the Investor or any of its Subsidiaries or Affiliates be obligated to litigate, appeal, or participate in the litigation or appeal of any Action, in each case, with the intent of obtaining approvals under any applicable Law with respect to the Transactions.

SECTION 5.03. Public Disclosure. The Investor and the Company shall, and shall cause their Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents, the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. Notwithstanding the forgoing, this Section 5.03 shall not apply to any press release or other public statement made by the Company or the Investor (or any of their respective Affiliates) which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement.

SECTION 5.04. Confidentiality.

(a) The terms of the Confidentiality Agreement are hereby incorporated by reference. If this Agreement is, for any reason, terminated prior to Closing, the Confidentiality Agreement shall continue in full force and effect. Effective upon the Closing, the Confidentiality Agreement shall terminate.

(b) From and after the Closing, the Investor will, and will cause its Affiliates and its and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to (a) this Agreement or (b) the Nondisclosure Agreement, dated May 16, 2022, by and between the Company and State Farm Mutual Automobile Insurance Company (the “Confidentiality Agreement”) (the information referred to in clauses (a) and (b) collectively referred to as the “Confidential Information”) and to use the Confidential Information solely in connection with the Transaction Documents, the Transactions or the Investor’s investment in the Company; provided that the Confidential Information shall not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by the Investor, any of its Affiliates or any of their respective Representatives in violation of this Section 5.04, (ii) becomes available to the Investor, any of its Affiliates or any of their respective Representatives on a non-confidential basis from a source other than the Company or its Representatives; provided that such source is reasonably believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or its Affiliates with respect to such information, (iii) is, at the time of disclosure to the Investor by or on behalf of the Company or its Representatives, already in the possession of the Investor; provided that such information is reasonably believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, or (iv) was or is independently developed by or on behalf of the

Investor without reference to, incorporation of, or other use of any Confidential Information. The Investor agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information may be disclosed solely (A) to the Investor’s Affiliates and its and their respective Representatives on a need-to-know basis or (B) in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are required by applicable Law, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances described in this clause (B) the Investor, its Affiliates and its and their respective Representatives, as the case may be, shall use reasonable efforts to provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

SECTION 5.05. NYSE Listing of Common Stock. Prior to the Closing, but as promptly as practicable following the date of this Agreement, the Company shall cause the Issued Shares to be approved for listing on the NYSE, subject to official notice of issuance. The Company shall use its reasonable best efforts to maintain the listing of shares of Common Stock on the NYSE.

SECTION 5.06. Tax Matters.

(a) Each party and any applicable withholding agent shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to the extent required by applicable Law. The parties shall reasonably cooperate to obtain any affidavits, certificates and other documents as may reasonably be expected to afford reduction of or relief from such deduction or withholding. Any amounts that are deducted or withheld shall be timely paid over to the appropriate tax authority and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(b) The Company shall pay any and all documentary, stamp and similar issuance or transfer Tax due in connection with this Agreement.

SECTION 5.07. Furnishing of Information. The Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act or any special order of the SEC). If the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Issued Shares under Rule 144.

SECTION 5.08. Delivery of Issued Shares After Closing. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Issued Shares within one (1) Business Day after the Closing Date.

SECTION 5.09. Self-Tender Offer; Use of Proceeds; Support Agreements.

(a) Following the date hereof, the Company shall commence the Offer as promptly as practicable (and in any event within five Business Days after the date hereof) by means of an offer to purchase (the “Offer to Purchase”), consistent with the terms and conditions set forth on Exhibit A hereto (such terms and conditions, the “Offer Conditions”).

(b) On the commencement date of the Offer (which shall be within five Business Days after the date hereof), the Company shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all exhibits, amendments and supplements thereto, the “Schedule TO”) that will contain or incorporate by reference the Offer to Purchase, a form of the related letter of transmittal, a summary advertisement, if any, and other ancillary Offer documents pursuant to which the Offer will be made (the Schedule TO, together with all documents included therein pursuant to which the Offer will be made, the “Offer Documents”) and (ii) cause the Offer Documents to be disseminated to the holders of Common Stock and Class B Common Stock as, and to the extent, required by applicable Law. Prior to the filing of the Offer Documents (or any amendment or supplement thereto) or the dissemination thereof to the shareholders of the Company, or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide the Investor a reasonable opportunity to review and to propose comments on such Offer Documents or response, in each case, to the extent related to the Investor, the Transactions or the Transaction Documents, and the Company shall give reasonable and good faith consideration to any comments provided by the Investor. Notwithstanding the foregoing, the Investor shall have no responsibility with respect to any information supplied by the Company for inclusion or incorporation by reference in the Offer Documents to the extent permitted by applicable Law. The Company shall promptly notify the Investor upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Offer Documents, in each case, to the extent related to the Investor, the Transactions or the Transaction Documents, and shall provide the Investor with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand (and shall orally describe any oral comments), in each case, to the extent related to the Investor, the Transactions or the Transaction Documents.

(c) Subject to applicable Law and the satisfaction of the Offer Conditions, the Company shall consummate the Offer. The Company shall use the proceeds from the issuance and sale of the Issued Shares hereunder to finance the Offer or, solely in the event that the Offer is not consummated, for general corporate purposes.

(d) The Investor shall reasonably cooperate with the Company in furnishing or otherwise making available to the Company any information concerning the Investor and its Affiliates reasonably necessary to be included in the Offer Documents.

(e) The Company shall (i) maintain in effect each of the Support Agreements and (ii) comply with and enforce, as applicable, its covenants, agreements, rights and obligations set forth in the Support Agreements (including, for the avoidance of doubt, its right to enforce any covenants, agreements or other obligations of any counterparty to the Support Agreements). The Company shall not (A) assign or delegate any of its rights or obligations under the Support Agreements, (B) amend, amend and restate, restate, supplement or otherwise modify any of the terms or conditions of the Support Agreements, (C) waive any of the covenants, agreements, obligations, representations or warranties of any counterparty to the Support Agreements or (D) agree to terminate any Support Agreement, in each case, without the prior written consent of the Investor.

SECTION 5.10. Further Assurances. From time to time following the Closing, the Investor and the Company shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to otherwise make effective the transactions contemplated hereby.

SECTION 5.11. Section 16 Matters. If there is any event or circumstance that may result in the Investor, its Affiliates or an Investor Designee (as defined in the Investor Rights Agreement) being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act: (a) the Board will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor, its Affiliates’ and the Investor Designee’s interests in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (ii) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Investor, its Affiliates, and/or the Investor Designee of equity securities of such other issuer or derivatives thereof or (iii) an Affiliate or other designee of the Investor or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investor notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of each of the Investor, its Affiliates and the Investor Designee in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01. Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the waiting period (and any extension thereof) applicable to the consummation of the Transactions (as applicable) under the HSR Act shall have expired or early termination thereof shall have been granted and, if applicable, any waiting periods under Other Required Antitrust Laws shall have been granted and any approvals required under Other Required Antitrust Laws shall have been received; and

(b) no Judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority or any applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the consummation of any of the Transactions, and no Action by any Governmental Authority shall be pending or threatened which would enjoin or otherwise prohibit consummation of any of the Transactions.

SECTION 6.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect;

(b) the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) the Company shall have received a certificate, signed on behalf of the Investor by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied; and

(d) the Investor shall have executed and delivered to the Company (i) the Investor Rights Agreement and (ii) the Development Agreement.

SECTION 6.03. Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) the representations and warranties of the Company (i) set forth in Sections 3.01(a), 3.02, 3.03(a), 3.12, 3.13, 3.14, 3.15 and 3.19 (the “Company Fundamental Representations”) shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Material Adverse Effect” and words of similar import) in all material respects as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (ii) set forth in Section 3.07(b) shall be true and correct as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date, and (iii) set forth in this Agreement, other than the Company Fundamental Representations and those set forth in Section 3.07(b), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date hereof and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c) the Investor shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Sections 6.03(a), 6.03(b) and 6.03(d) have been satisfied;

(d) no stop order or suspension of trading shall have been imposed by the NYSE, the SEC or any other Governmental Authority with respect to public trading in the Common Stock;

(e) the Issued Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance;

(f) no Material Adverse Effect shall have occurred; and

(g) the Company shall have executed and delivered to the Investor (i) the Investor Rights Agreement and (ii) the Development Agreement.

ARTICLE VII

TERMINATION

SECTION 7.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor, upon written notice to the other, if the Closing has not occurred on or prior to December 31, 2022 (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or resulted in the events specified in this Section 7.01(b);

(c) by either the Company or the Investor, if any Restraint enjoining or otherwise prohibiting consummation of the Transactions shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.02;

(d) by the Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied; or

(e) by the Company, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the

Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied.

SECTION 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article I, Section 5.03, Section 5.04, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement or from Fraud.

SECTION 7.03. Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the Company Fundamental Representations and the representations and warranties of the Company contained in Sections 3.29, 3.30 and 3.31, which shall survive until the date that is the three year anniversary of the Closing Date, the representations and warranties in this Agreement shall survive for two years following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires. Notwithstanding any other provision set forth in this Agreement, except in the case of Fraud, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall in no event exceed the Aggregate Purchase Price; provided that, with respect to breaches of representations and warranties of the Company that are not Company Fundamental Representations, the Company shall only have any liability to the extent the aggregate amount of such liabilities exceeds an amount equal to one percent of the Aggregate Purchase Price.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01. Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects by written agreement of the parties hereto.

SECTION 8.02. Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.03. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

SECTION 8.04. Counterparts. This Agreement and any other Transaction Documents may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

SECTION 8.05. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Letter, together with the other Transaction Documents and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder, except that Section 8.14 shall be for the benefit of, and enforceable by, each of the Related Parties.

SECTION 8.06. Governing Law; Jurisdiction.

(a) This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

SECTION 8.07. Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur, and that time is of the essence. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause the Purchase to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

SECTION 8.08. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS

DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

SECTION 8.09. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

ADT Inc.

1501 Yamato Road

Boca Raton, Florida 33431

Attention:       Chief Legal Officer

Email:             DSmail@adt.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention:       Robert I. Townsend, III

O. Keith Hallam, III

Sanjay Murti

Email:            RTownsend@cravath.com

KHallam@cravath.com

SMurti@cravath.com

(b)	If to the Investor, to it at:

State Farm Fire & Casualty Company

One State Farm Plaza

Bloomington, Illinois 61710

Attention:       Steve McManus, SVP & General Counsel

Email:             steve.mcmanus.benm@statefarm.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:       Pran Jha

Joseph P. Michaels

Email:            Pjha@sidley.com

Joseph.Michaels@sidley.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

SECTION 8.10. Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

SECTION 8.11. Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 8.12. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “made available to the Investor” and words of similar import refer to documents delivered in writing or electronically to the Investor or its Representatives at or prior to September 5, 2022. The words “ordinary course of business” shall be deemed to include any action taken or not taken by the Company that has been authorized by the Company Board acting in good faith in response to the effects of COVID-19 on the Company or any of its Subsidiaries. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless if otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

SECTION 8.13. Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event; provided, however, that nothing in this Section 8.13 shall be construed to permit the Company to take any action with respect to its capital stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of its capital stock) that is prohibited by the terms of this Agreement.

SECTION 8.14. Non-Recourse. Each party hereto agrees, on behalf of itself and its Affiliates, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, the other Transaction Documents, the Transactions, (b) the negotiation, execution or performance of this Agreement, the other Transaction Documents or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, the other Transaction Documents or such other agreement), (c) any breach or violation of this Agreement, the other Transaction Documents, or any other agreement referenced herein, and (d) any failure of the transactions contemplated hereby or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement or, in the case of the other Transaction Documents and the other agreements referenced herein, the persons that are expressly named as parties thereof, and, in accordance with, and subject to the terms and conditions of, this Agreement, such other Transaction Document or such other agreement referenced herein, as applicable. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement or in connection with any of the Transactions shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence, it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence. Notwithstanding anything to the contrary herein or otherwise, except as contemplated in the proviso of the first sentence of this Section 8.14, with respect to each party hereto, no past, present or future director, manager, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of such named party (the “Related Parties”) shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the Transactions, or the valid termination or abandonment of any of the foregoing.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

ADT INC.

By:	/s/ James D. DeVries
Name: James D. DeVries
Title: President and Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

STATE FARM FIRE & CASUALTY COMPANY

By:	/s/ Paul Smith
Name: Paul Smith
Title: Senior Vice President

[Signature Page to Securities Purchase Agreement]

Annex I – Form of Development Agreement

[Omitted]

Annex II – Form of Investor Rights Agreement

INVESTOR RIGHTS AGREEMENT

BY AND BETWEEN

ADT INC.

AND

STATE FARM FIRE & CASUALTY COMPANY

DATED AS OF

[•], 2022

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Section 10. Reorganization Transactions	32

Section 11. Miscellaneous Provisions	32
11.1. Governing Law; Jurisdiction; Waiver of Jury Trial	32
11.2. Amendment	33
11.3. Termination	33
11.4. Transfer of Lock-Up Shares	33
11.5. Notices	33
11.6. Specific Performance	35
11.7. Treatment of Certain Transfers	35
11.8. Counterparts	35
11.9. Severability	35
11.10. Further Efforts	36
11.11. Extension of Time, Waiver, Etc	36
11.12. Entire Agreement; No Third-Party Beneficiaries	36
11.13. No Personal Liability	36
11.14. Non-Recourse	36
11.15. No Partnership Status	37
11.16. Binding Effect	37
11.17. Further Acknowledgements	37
11.18. Interpretation	38
11.19. Assignment	39

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This INVESTOR RIGHTS AGREEMENT is made as of [•], 2022 (this “Agreement”) by and between ADT Inc., a Delaware corporation (the “Company”), and State Farm Fire & Casualty Company, an Illinois stock insurance company (the “Investor” and, together with the Company, the “Parties”). Capitalized terms used herein but not defined herein are as defined in the Purchase Agreement (as defined below).

WHEREAS, in connection with the transactions contemplated by that certain Securities Purchase Agreement by and between the Company and the Investor dated as of September 5, 2022 (the “Purchase Agreement”), the Company has issued, sold and delivered to the Investor, and the Investor has purchased and acquired from the Company, 133,333,333 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”, and the shares of Common Stock purchased by the Investor pursuant to the Purchase Agreement, the “Lock-Up Shares”) at a price of $9.00 per share of Common Stock (the “Purchase Price”, and such issuance, sale, delivery, purchase and acquisition, the “Purchase”);

WHEREAS, pursuant to the Purchase Agreement, the Company agreed to commence a cash tender offer (the “Tender Offer”) to purchase up to 133,333,333 shares of Common Stock and, in order to comply with the terms of the Company Charter, shares of Class B Common Stock (as defined below), in the aggregate (the “Maximum Amount”) at a price per share equal to the Purchase Price;

WHEREAS, concurrently with the execution of the Purchase Agreement, and as a condition and material inducement to the willingness of the Company to enter into the Purchase Agreement, the Company entered into a Tender and Support Agreement with certain of the Company’s stockholders, pursuant to which such stockholders have, among other matters, agreed to collectively tender a number of shares of Common Stock beneficially owned by such stockholders equal in the aggregate to at least the Maximum Amount in the Tender Offer;

WHEREAS, concurrently with the execution of the Purchase Agreement, and as a condition and material inducement to the willingness of the Company to enter into the Purchase Agreement, the Company entered into a Support Agreement with Google LLC (“Google Investor”), pursuant to which Google Investor has, among other matters, agreed to not tender any shares of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”) or shares of Common Stock issued or issuable upon conversion of any shares of Class B Common Stock in the Tender Offer; and

WHEREAS, as a condition to the willingness of the Company and the Investor to consummate the transactions contemplated by the Purchase Agreement and for other good and valuable consideration received, the Parties are entering into this Agreement, which sets forth certain terms and conditions regarding, among other things, transfer restrictions and registration rights to which the Lock-Up Shares will be subject.

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

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“50% Beneficial Ownership Requirement” means that the Investor and its Permitted Transferees continue to beneficially own shares of Common Stock that represent at least fifty percent (50%) of the Lock-Up Shares.

“Acceptance Notice” has the meaning ascribed to such term in Section 2.1(d).

“Activist Shareholder” means, as of any date of determination, a Person (other than the Investor and its Affiliates) that, to the Investor’s actual knowledge (after reasonable inquiry, which shall be satisfied by review of Factset, Activist Insight or a similar online resource), has, directly or indirectly through its Affiliates, whether individually or as a member of a Group, within the three (3)-year period immediately preceding such date of determination (a) called or publicly sought to call a meeting of the stockholders or other equityholders of any Person not publicly approved (at the time of the first such action) by the board of directors or similar governing body of such Person, (b) publicly initiated any proposal for action by stockholders or other equityholders of any Person initially publicly opposed by the board of directors or similar governing body of such Person, (c) publicly sought election to, or to place a director or representative on, the board of directors or similar governing body of a Person, or publicly sought the removal of a director or other representative from such board of directors or similar governing body, in each case, which election or removal was not recommended or approved publicly (at the time such election or removal is first sought) by the board of directors or governing body of such Person or (d) publicly disclosed any intention, plan or arrangement to do any of the foregoing.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings. Notwithstanding anything herein to the contrary, for purposes of this Agreement, other than in the case of the definitions of “Control Transfer,” “Transferring Party” and “Related Parties,” Section 5.1, Section 5.3(c), Section 11.14, and Section 11.17, no portfolio company (other than the Company and its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc. shall be deemed Affiliates of any of the Company or its Subsidiaries, nor shall any of the Company or its Subsidiaries be deemed Affiliates of any portfolio company (other than any of the Company or its Subsidiaries) or investment fund or account affiliated with or managed by affiliates of Apollo Global Management, Inc.

“Agreement” has the meaning ascribed to such term in the preamble.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof.

“Closing” means the consummation of the Purchase.

“Common Stock” has the meaning ascribed to such term in the recitals.

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“Company” has the meaning ascribed to such term in the preamble.

“Company Acceptance Notice” has the meaning ascribed to such term in Section 2.2.

“Company Proposed Sale” has the meaning ascribed to such term in Section 2.2.

“Company ROFR Acceptance Period” has the meaning ascribed to such term in Section 2.2.

“Company ROFR Offer” has the meaning ascribed to such term in Section 2.2.

“Company ROFR Purchase Price” has the meaning ascribed to such term in Section 2.2.

“Compass Solar Agreement” means that certain Investor Rights Agreement, dated December 8, 2021, by and among the Company and the holders thereto, as may be amended, supplemented, restated or otherwise modified from time to time.

“Confidential Information” has the meaning ascribed to such term in Section 9.2.

“Control Transfer” means a Transfer (other than a Permitted Transfer) which would have the effect of transferring to a Person or Group that is not an Affiliate of TopCo Parent a number of shares of Common Stock such that, following the consummation of such Transfer, such Person or Group possesses fifty percent (50%) or more of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer or otherwise).

“Drag-Along Holder” has the meaning ascribed to such term in Section 5.1.

“Drag-Along Notice” has the meaning ascribed to such term in Section 5.2.

“Drag-Along Transaction” has the meaning ascribed to such term in Section 5.1.

“Excluded Securities Transaction” means any issuance of Common Stock, Class B Common Stock or other Company Securities by the Company (i) pursuant to Rule 144 in brokers’ transactions (as defined thereunder), (ii) in a market transaction exempted under Rule 144A under the Securities Act to a “qualified institutional buyer” that is a financial institution or (iii) in any other underwritten offering; provided, in each case, that the Company does not issue any Common Stock, Class B Common Stock or other Company Securities to, or request, encourage or knowingly permit any brokers or “qualified institutional buyers” to resell such Common Stock, Class B Common Stock or other Company Securities, as applicable, to, any Person who is known or reasonably should be known by such entity to be a Specified Purchaser.

“Exempt Prospectus Supplement” means any prospectus supplement to a Registration Statement pursuant to which the Company shall offer solely equity securities as consideration for an acquisition. For the avoidance of doubt, a prospectus supplement that provides for the offer of securities by any Person other than the Company shall not be an Exempt Prospectus Supplement.

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“Fall-Away Event” means the first day on which the Investor and its Permitted Transferees no longer meet the 50% Beneficial Ownership Requirement.

“Google Investor” has the meaning ascribed to such term in the recitals.

“Google Investor Rights Agreement” means, collectively, (a) the Investor Rights Agreement, by and between the Company and Google LLC, dated as of September 17, 2020 and (b) the Investor Side Agreement, by and between TopCo Parent and Google LLC, dated as of July 31, 2020.

“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Inspectors” has the meaning ascribed to such term in Section 4.4(o).

“Investor” has the meaning ascribed to such term in the preamble.

“Investor Designee” has the meaning ascribed to such term in Section 6.1.

“Investor Parent” has the meaning ascribed to such term in Section 2.1(b)(i).

“Investor Parties” means the Investor and each permitted transferee of the Investor to whom shares of Common Stock are transferred pursuant to Section 2.1(b)(i).

“Investor Side Agreement” has the meaning ascribed to such term in Section 2.1(a).

“Lock-Up Period” has the meaning ascribed to such term in Section 2.1.

“Lock-Up Shares” has the meaning ascribed to such term in the recitals.

“Marketable Securities” means any security that (a) is of a class that is publicly traded on a U.S. national securities exchange and (b) as of the relevant date of determination, is not subject to any material legal or other restrictions (including volume and timing) on the sale or disposition thereof.

“Marketed Underwritten Offering” has the meaning ascribed to such term in Section 4.2(a).

“Maximum Amount” has the meaning ascribed to such term in the recitals.

“MIRA” means the Amended and Restated Management Investor Rights Agreement among the Company, Prime Security Services Topco Parent, L.P. and other parties thereto, dated January 23, 2018.

“New Holdco” has the meaning ascribed to such term in Section 10.

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“Non-Marketed Underwritten Offering” has the meaning ascribed to such term in Section 4.2(b).

“Non-Underwritten Shelf Takedown” has the meaning ascribed to such term in Section 4.2(c).

“offer” means an irrevocable written offer.

“Offering Party” has the meaning ascribed to such term in Section 2.1(d).

“Parties” has the meaning ascribed to such term in the preamble.

“Permitted Transfer” has the meaning ascribed to such term in Section 2.1(b).

“Permitted Transferees” has the meaning ascribed to such term in Section 2.1(b)(i).

“Piggy-Back Notice” has the meaning ascribed to such term in Section 4.3(a).

“Piggy-Back Registration Right” has the meaning ascribed to such term in Section 4.3(a).

“Prohibited Transferee” means (a) Vivint Smart Home, Inc., Monitronics International, Inc. (doing business as Brinks Home Security), Comcast Corporation and AT&T Inc., Verizon Communications Inc., Amazon.com, Inc., SimpliSafe, Inc., Sunrun, Inc., Sunnova Energy International Inc, Tesla Inc. and SunPower Inc. (as well as their respective Affiliates and any direct or indirect successors of such Persons) and (b) any Activist Shareholder.

“Proposed Sale” has the meaning ascribed to such term in Section 2.1(d).

“Purchase” has the meaning ascribed to such term in the recitals.

“Purchase Agreement” has the meaning ascribed to such term in the recitals.

“Purchase Price” has the meaning ascribed to such term in the recitals.

“Records” has the meaning ascribed to such term in Section 4.4(o).

“Registrable Securities” shall mean (a) any shares of Common Stock owned by the Investor or other securities of the Company owned by the Investor or acquired by the Investor after the date hereof, and (b) any shares of Common Stock issued as or in (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as or in) a dividend, stock split or other distribution with respect to, or in exchange for or upon conversion or exercise of, or in replacement of, the shares or securities referenced in clause (a); provided, however, that any Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such

5

Registrable Securities are distributed or sold, pursuant to Rule 144 under the Securities Act, or (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or “blue sky” Law then in force, except, in the case of the foregoing clause (i) and clause (ii), with respect to any such distribution or sale of Registrable Securities to a single Person and its Affiliates of not less than 50,000,000 shares of Common Stock (subject to appropriate adjustment, if any, for changes in the outstanding shares of capital stock of the Company, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 23, 2018, between TopCo Parent and the Company, as amended by that certain Amendment, dated June 22, 2018, among TopCo Parent, Prime Security Services TopCo Parent II, L.P. and the Company.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement.

“Related Parties” has the meaning ascribed to such term in Section 11.13.

“Reorganization” has the meaning ascribed to such term in Section 10.

“Required Information” has the meaning ascribed to such term in Section 4.1(c).

“ROFR Acceptance Period” has the meaning ascribed to such term in Section 2.1(d).

“ROFR Offer” has the meaning ascribed to such term in Section 2.1(d).

“ROFR Purchase Price” has the meaning ascribed to such term in Section 2.1(d).

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“Rule 415” means Rule 415 (or any successor provisions) under the Securities Act.

“SEC” has the meaning ascribed to such term in Section 9.

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“securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise.

“Securities Indemnified Party” has the meaning ascribed to such term in Section 4.7(c).

“Securities Indemnifying Party” has the meaning ascribed to such term in Section 4.7(c).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3 (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company. For purposes of clarity, this term shall include a Registration Statement of the Company filed with the SEC on such other form available to register for resale all of the Registrable Securities as a secondary offering, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3.

“Specified Purchaser” means: (a) American International Group, Inc., The Hartford Financial Services Group, Inc., Munich Reinsurance Company, Swiss Reinsurance Company Ltd and Berkshire Hathaway Inc. (as well as their respective Affiliates and any direct or indirect successors of such Persons) and (b) any other Person that, as of the date hereof or the date a Company ROFR Offer is delivered, is one of the ten (10) largest homeowners insurance companies in the United States, measured on the basis of the total amount of direct written premiums in the non-tenant homeowner insurance category.

“TopCo Parent” means Prime Security Services TopCo Parent, L.P., a Delaware limited partnership.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of Law or otherwise), of any shares of equity securities beneficially owned by such Person or of any interest in any shares of equity securities beneficially owned by such Person. The terms “Transfers”, “Transferred” and “Transferring” shall have correlative meanings.

“Transferring Party” has the meaning ascribed to such term in Section 5.1.

“Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public.

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“Underwritten Offering Notice” has the meaning ascribed to such term in Section 4.2(d).

Section 2. Transfer Restrictions.

2.1. Investor Transfer Restrictions.

(a) Except as otherwise permitted in this Agreement or as otherwise set forth in that certain Investor Side Agreement, dated as of September 5, 2022 and effective as of the Closing, by and between TopCo Parent and the Investor (the “Investor Side Agreement”), until the earlier of (x) the date that is the three (3)-year anniversary of the date hereof or (y) the date on which the Development Agreement has been validly terminated in accordance with its terms for any reason other than termination by ADT LLC pursuant to Section 7.2(b) thereof (the “Lock-Up Period”), the Investor will not (i) Transfer any Lock-Up Shares or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any Lock-Up Shares, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Lock-Up Shares or any other capital stock of the Company.

(b) Notwithstanding Section 2.1(a), the Investor shall be permitted to Transfer any portion or all of its Lock-Up Shares at any time under the following circumstances (each, a “Permitted Transfer”):

(i) Transfers to any controlled Affiliates of State Farm Mutual Automobile Insurance Company (“Investor Parent”), but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Lock-Up Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a controlled Affiliate of Investor Parent (any such transferee, a “Permitted Transferee”);

(ii) Transfers in connection with a Drag-Along Transaction pursuant to the terms of Section 5 (and, for the avoidance of doubt, if the Investor does Transfer Lock-Up Shares to a third party in connection with a Drag-Along Transaction pursuant to the terms of Section 5, the restrictions set forth in Section 2.1 shall not apply to such third party with respect to such Lock-Up Shares);

(iii) Transfers in connection with (A) any third party tender or exchange offer involving the Common Stock that has been approved by the Board or (B) any tender or exchange offer by the Company (and, for the avoidance of doubt, if the Investor does Transfer Lock-Up Shares to a third party in connection with such tender or exchange offer, the restrictions set forth in Section 2.1 shall not apply to such third party with respect to such Lock-Up Shares);

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(iv) Transfers in accordance with the Investor Side Agreement (and, for the avoidance of doubt, if the Investor does Transfer Lock-Up Shares to a third party in accordance with the Investor Side Agreement, the restrictions set forth in Section 2.1 shall not apply to such third party with respect to such Lock-Up Shares); and

(v) Transfers that have been approved by the Board (and, for the avoidance of doubt, if the Investor does Transfer Lock-Up Shares to a third party with the Board’s approval, the restrictions set forth in Section 2.1 shall not apply to such third party with respect to such Lock-Up Shares).

(c) Notwithstanding Section 2.1(a) and Section 2.1(b), but subject to Section 2.1(d), unless the Lock-Up Period shall have terminated as a result of Section 2.1(a)(y) (in which case the restrictions set forth in Section 2.1 shall no longer remain in effect), the Investor will not at any time during or following the Lock-Up Period, without the prior written consent of the Company, directly or knowingly indirectly:

(i) Transfer any Lock-Up Shares to a Prohibited Transferee or to a Person or Group that, after giving effect to a proposed Transfer, would beneficially own greater than ten percent (10%) of the then outstanding Common Stock on an as-converted basis; or

(ii) Transfer, on any day, an aggregate number of Lock-Up Shares that would be in excess of ten percent (10%) of the average daily trading volume of the Common Stock for the preceding four (4) weeks on the NYSE; provided that, notwithstanding the foregoing, the Investor shall be permitted to undertake one (1) Transfer per week by means of a block trade (even if the number of Lock-Up Shares Transferred in such block trade exceeds the foregoing limitation) so long as the Lock-Up Shares Transferred in such block trade are the only Lock-Up Shares Transferred by the Investor and its Affiliates on such trading day.

Notwithstanding the foregoing, nothing in this Section 2.1(c) shall restrict any Transfer into the public market pursuant to a bona fide, broadly distributed underwritten public offering made pursuant to Section 4.

(d) At any time following the expiration of the Lock-Up Period, in the event that the Investor or its permitted transferees receive a bona fide offer or offers from a third party (such party, an “Offering Party”) to Transfer to the Offering Party any portion of the Lock-Up Shares held by the Investor or its permitted transferees and the Investor or its permitted transferees would otherwise be prohibited by Section 2.1(c)(i) from making such Transfer (a “Proposed Sale”), the Investor or its permitted transferees shall promptly deliver to the Company in writing a notice of the Proposed Sale (the “ROFR Offer”) setting forth in reasonable detail (i) a description of the Proposed Sale and the identification of the Offering Party, (ii) the number of Lock-Up Shares subject to the ROFR Offer and the amount and value of consideration therefor (the value of such consideration, the “ROFR Purchase Price”) and (iii) any and all other material terms and conditions of the ROFR Offer. The Company shall have the right (but not the obligation) to elect to purchase all (but not less than all) of the Lock-Up Shares subject to the ROFR Offer (at the ROFR Purchase Price and on the terms and conditions set forth in the ROFR

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Offer) within ten (10) days of its receipt of the ROFR Offer (such period of time, the “ROFR Acceptance Period”). If the Company accepts the ROFR Offer as to all (but not less than all) of the Lock-Up Shares subject to the ROFR Offer, it shall evidence its acceptance by delivering to the Investor or its permitted transferees a written notice of intent to purchase the Lock-Up Shares subject to the ROFR Offer (such notice, an “Acceptance Notice”). The consummation of the acquisition of the Lock-Up Shares subject to the Acceptance Notice shall be consummated within thirty (30) days following receipt by the Investor or its permitted transferee of the Acceptance Notice, at which time the ROFR Purchase Price shall be paid in cash (regardless of the form of consideration the Offering Party would otherwise have paid in the Proposed Sale) to the Investor or its permitted transferees, and the Investor or its permitted transferees shall deliver to the Company the certificates representing the Lock-Up Shares so purchased, duly endorsed for Transfer or accompanied by duly executed stock powers or assignment forms, if any, or in the event any such certificates are alleged to have been lost, stolen or destroyed, an affidavit of lost, stolen or destroyed certificates to be delivered to the Company in a form reasonably satisfactory to the Company (including, if so requested, a bond in customary amount), and evidence of good title to the Lock-Up Shares subject to the ROFR Offer so purchased and the absence of liens, encumbrances and adverse claims with respect thereto (other than restrictions under applicable securities Laws, the Company Charter, and any applicable transfer documents) and such other matters as are deemed reasonably necessary by the Company for the proper Transfer of the applicable Lock-Up Shares to the Company. If the Company does not accept the ROFR Offer with respect to all of the Lock-Up Shares subject to the ROFR Offer prior to the expiration of the ROFR Acceptance Period, the Investor or its permitted transferees shall be permitted to Transfer all (but not less than all) of the Lock-Up Shares described in the ROFR Offer to the Offering Party at a price not less than the ROFR Purchase Price and otherwise on terms and conditions not more favorable to the Offering Party than those set forth in the ROFR Offer and the restrictions set forth in Section 2.1(c)(i) shall not apply to such Proposed Sale; provided, however, if such Proposed Sale to the Offering Party is not consummated within sixty (60) days after the expiration of the ROFR Acceptance Period, the restrictions set forth in Section 2.1(c)(i) shall again apply to the applicable Lock-Up Shares, and no Transfer of such Lock-Up Shares that is otherwise prohibited by Section 2.1(c)(i) may be made thereafter by the Investor or its permitted transferees without first complying with the procedures set forth in this Section 2.1(d).

2.2. Company Issuance Restrictions. In the event that the Company (x) receives a bona fide offer from a Specified Purchaser to purchase from the Company, or (y) makes a bona fide offer to a Specified Purchaser to issue, in each case, any Common Stock, Class B Common Stock or other Company Securities pursuant to a negotiated transaction (excluding any Excluded Securities Transaction) (a “Company Proposed Sale”), the Company shall promptly deliver to the Investor in writing a notice of the Company Proposed Sale (the “Company ROFR Offer”) setting forth in reasonable detail (i) a description of the Company Proposed Sale and the identification of the Specified Purchaser, (ii) the number of Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer and the amount and value of consideration therefor (the value of consideration, the “Company ROFR Purchase Price”) and (iii) any and all other material terms and conditions of the Company ROFR Offer. The Investor shall have the right (but not the obligation) to elect to purchase all (but not less than all) of the Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer (at the Company ROFR Purchase Price and on the terms and conditions set forth in the Company ROFR Offer) within ten

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(10) days of its receipt of the Company ROFR Offer (such period of time, the “Company ROFR Acceptance Period”). If the Investor accepts the Company ROFR Offer as to all (but not less than all) of the Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer, it shall evidence its acceptance by delivering to the Company a written notice of intent to purchase the Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer (such notice, a “Company Acceptance Notice”). The consummation of the acquisition of the Common Stock, Class B Common Stock or other Company Securities subject to the Company Acceptance Notice shall be consummated within thirty (30) days following receipt by the Company of the Company Acceptance Notice (provided, however, that such thirty (30)-day period shall be extended by the time necessary to obtain any required approvals of any governmental authority under any applicable laws; provided, further, and notwithstanding anything to the contrary set forth herein, if the proposed time of closing of a sale pursuant to this Section 2.2 is delayed or extended by more than one hundred eighty (180) days following receipt by the Company of the Acceptance Notice, the Investor shall have the right to withdraw its Acceptance Notice) at which time the Company ROFR Purchase Price shall be paid in cash (regardless of the form of consideration the Specified Purchaser would otherwise have paid in the Company Proposed Sale) to the Company, and the Company shall deliver to the Investor the certificates (if any) representing the Common Stock, Class B Common Stock or other Company Securities so purchased, and evidence of good title to the Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer so purchased and the absence of liens, encumbrances and adverse claims with respect thereto (other than restrictions under applicable securities Laws, the Company Charter, and any applicable transfer documents) and such other matters as are deemed reasonably necessary by the Investor for the proper purchase of the applicable Common Stock, Class B Common Stock or other Company Securities. If the Investor does not accept the Company ROFR Offer with respect to all of the Common Stock, Class B Common Stock or other Company Securities subject to the Company ROFR Offer prior to the expiration of the Company ROFR Acceptance Period, the Company shall be permitted to issue all (but not less than all) of the Common Stock, Class B Common Stock or other Company Securities described in the Company ROFR Offer to the Specified Purchaser at a price not less than the Company ROFR Purchase Price and otherwise on terms and conditions not more materially favorable in the aggregate to the Specified Purchaser than those set forth in the Company ROFR Offer; provided, however, if such Company Proposed Sale to the Specified Purchaser is not consummated within one hundred and twenty (120) days after the expiration of the Company ROFR Acceptance Period, the restrictions set forth in this Section 2.2 shall again apply to the applicable Common Stock, Class B Common Stock or other Company Securities, and no issuance of such Common Stock, Class B Common Stock or other Company Securities that is otherwise prohibited by Section 2.2 may be made thereafter by the Company without first complying with the procedures set forth in this Section 2.2. Notwithstanding anything to the contrary herein, the Investor shall cease to have any rights pursuant to this Section 2.2 upon the earliest of (x) the occurrence of a Fall-Away Event, (y) the termination of the Development Agreement by ADT LLC pursuant to Section 7.2(b) thereof and (z) the five (5) year anniversary of the date of this Agreement; provided that this clause (z) shall not apply if the Development Agreement remains in effect on such date.

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Section 3. Securities Restrictions; Legends.

3.1. Securities Restrictions; Legends.

(a) The Investor acknowledges that its Lock-Up Shares have not been registered under the Securities Act and as such its Lock-Up Shares may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. The Investor agrees that it will not make any Transfer at any time if such action would or would be likely to (i) constitute a violation of any securities Laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Lock-Up Shares under any such Laws or (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940.

(b) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall (unless otherwise permitted by the provisions of Section 3.1(e) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Lock-Up Shares shall bear the legend set forth above in Section 3.1(b) unless (i) in such opinion of counsel to the Company registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) When (i) any Lock-Up Shares are sold or otherwise Transferred pursuant to an effective Registration Statement under the Securities Act or (ii) the Investor has transferred or intends to transfer such shares pursuant to Rule 144, the Investor shall be entitled to receive from the Company, without expense to the Investor, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(b).

(e) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall during the Lock-Up Period be stamped or otherwise imprinted with a legend in substantially the following form:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF [•], 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN, AND AN INVESTOR SIDE AGREEMENT, DATED AS OF SEPTEMBER 5, 2022, BY AND BETWEEN TOPCO PARENT AND THE OTHER PARTIES NAMED THEREIN, IN EACH CASE, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT OR INVESTOR SIDE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER AND OWNERSHIP OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE INVESTOR HEREOF UPON WRITTEN REQUEST.”

(f) At the expiration of the Lock-Up Period, the Investor shall be entitled to receive from the Company, without expense and without undue delay, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above in Section 3.1(e).

Section 4. Registration Rights.

4.1. Shelf Registration Statement.

(a) Obligation to File Shelf Registration Statement. Subject to the receipt of the Required Information (as defined below), the Company shall file with the SEC a Shelf Registration Statement relating to the offer and sale by the Investor from time to time of all its Registrable Securities in accordance with the methods of distribution set forth in the Shelf Registration Statement and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act or become automatically effective, as applicable, no later than upon the expiration of the Lock-Up Period (for purposes of clarity, if the Company is then ineligible to register for resale all of the Registrable Securities on Form S-3, such registration shall be on such other form available to register for resale all of the Registrable Securities as a secondary offering).

(b) Continued Effectiveness. Subject to the provisions of Section 4.5, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the earlier of (i) the day the Investor no longer holds any Registrable Securities and (ii) the three (3)-year anniversary of the expiration of the Lock-Up Period.

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(c) Required Information. The Investor agrees to promptly provide to the Company any information reasonably requested by the Company in order to satisfy the applicable disclosure requirements in connection with any Shelf Registration Statement or prospectus forming a part thereof (the “Required Information”). It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 with respect to any Registrable Securities held by the Investor that the Company shall have received all the applicable Required Information from the Investor, it being understood that the Investor shall consult as appropriate with its own counsel and advisors at its own expense in connection with the completion of the Required Information.

4.2. Demand Registration Rights.

(a) Requests for Marketed Underwritten Offerings. After the expiration of the Lock-Up Period, the Investor may from time to time request to sell Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company (a “Marketed Underwritten Offering”); provided that in the case of each such Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $100 million; and provided, further, that the Company shall not be required to effect (A) a Marketed Underwritten Offering if another Marketed Underwritten Offering has been effected and priced within ninety (90) days or (B) more than two (2) Marketed Underwritten Offerings within any twelve (12)-month period (it being understood that for purposes of this proviso, a Marketed Underwritten Offering will be deemed to include any Marketed Underwritten Offering as defined under the Registration Rights Agreement or the Google Investor Rights Agreement).

(b) Requests for Non-Marketed Underwritten Offerings. The Investor may from time to time request to sell Registrable Securities in an underwritten offering that is registered under the Shelf Registration Statement that does not include any marketing efforts by the Company or its management, including a “block trade” and an “overnight transaction” (a “Non-Marketed Underwritten Offering”); provided that, in the case of each such Non-Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $20 million.

(c) Requests for Non-Underwritten Offerings. The Investor may from time to time request to initiate an offering or sale of all or part of its Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”), the Investor shall so indicate in a written request delivered to the Company no later than three (3) Business Days prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the type and total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown and (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown.

(d) Underwritten Offering Notices. All requests for Underwritten Offerings shall be made by giving written notice to the Company (an “Underwritten Offering Notice”), and upon receipt of an Underwritten Offering Notice the Company shall use its reasonable best efforts to effect an Underwritten Offering as expeditiously as reasonably possible for the number of Registrable Securities requested and in the manner requested by the Investor, subject to the terms of this Agreement. Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in the Underwritten Offering, (ii) whether such offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, (iii) the intended marketing efforts, if any, and (iv) the name(s) of the underwriter(s), if then known.

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(e) Selection of Underwriters and Underwriting Agreement. In an Underwritten Offering, (i) the Investor shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, and (ii) the Company shall enter into an underwriting agreement that is reasonably acceptable to the Investor and the Company, which agreement shall contain representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(f) Cut-backs. The Investor acknowledges that certain other stockholders of the Company have demand rights and piggyback rights pursuant to the Registration Rights Agreement, the MIRA, the Google Investor Rights Agreement and the Compass Solar Agreement, as applicable. If, in connection with an Underwritten Offering, the lead bookrunning underwriters advise the Company, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Underwritten Offering would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such Underwritten Offering only such securities as the Company is reasonably advised by such underwriters can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of securities requested to be included in such Underwritten Offering by (a) the Investor, (b) any Stockholder (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (c) the Google Investor pursuant to the Google Investor Rights Agreement, (d) the Major Holders (as defined in the Compass Solar Agreement) pursuant to the Compass Solar Agreement and (e) any other stockholders holding pari passu registration rights, pro rata among all such Persons referenced in clauses (a) through (e) based upon the number of securities which such Persons requested to be included in such offering; and (ii) second, securities the Company proposes to sell for its own account.

4.3. Piggy-Back Registration Rights.

(a) Participation. After the expiration of the Lock-Up Period, in the event that the Company proposes to register any shares of Common Stock under the Securities Act (other than pursuant to (i) a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act or (ii) an Exempt Prospectus Supplement), for its own account or the account of any of its other stockholders, including take-downs or offerings off a Shelf Registration Statement (excluding block trades and overnight transactions), the Company shall give the Investor prior written notice (the “Piggy-Back Notice”) of its intention to effect such a registration at least ten (10) Business Days before the anticipated filing date, or at least two (2) Business Days in the case of a block trade or an overnight transaction. The Piggy-Back Notice shall set forth (A) the anticipated filing date of such Registration Statement and (B) the number of shares of Common Stock that the Company intends to include in such

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Registration Statement. Subject to Section 4.3(b), the Investor shall have the right (the “Piggy-Back Registration Right”) to request that the Company use its reasonable best efforts to cause all the Registrable Securities that the Investor specifies in a written request and delivers to the Company within five (5) Business Days after the giving of such Piggy-Back Notice to be included in such registration on the same terms and conditions as the other securities otherwise being sold in such registration.

(b) Underwriter’s Cutback. If the Piggy-Back Notice is with respect to a registration of securities in an Underwritten Offering, the Company shall so advise the Investor in the Piggy-Back Notice and the Investor shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for the Underwritten Offering. Notwithstanding any other provision of this Section 4.3, if the managing underwriter or underwriters determine that the inclusion of some or all of the Registrable Securities and securities proposed to be included in the registration and the Underwritten Offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall include in such Registration Statement only such number of Registrable Securities and securities as such underwriters have advised the Company can be sold in such offering without such adverse effect, to be allocated in the following manner: (i) in cases initially involving the registration for sale of securities for the Company’s own account: (A) first, one hundred percent (100%) of the securities that the Company proposes to sell for its own account; (B) second, the number of securities, if any, requested to be included in such offering by any stockholder pursuant to the Registration Rights Agreement; (C) third, the number of securities requested to be included in such offering by the Google Investor pursuant to the Google Investor Rights Agreement; (D) fourth, the number of securities requested to be included in such offering by the Major Holders (as defined in the Compass Solar Agreement), pro rata between such Major Holders based upon the number of securities which such Major Holders requested to be included in such offering; (E) fifth, the number of Registrable Securities requested to be included in such offering by the Investor; and (F) only if all of the securities referred to in clauses (A) through (E) have been included in such registration, any other securities eligible for inclusion in such registration; and (ii) in cases not initially involving the registration for sale of securities for the Company’s own account, (A) first, the number of securities, if any, requested to be included in such offering by any stockholder pursuant to the Registration Rights Agreement or the MIRA; (B) second, the number of securities requested to be included in such offering by the Google Investor pursuant to the Google Investor Rights Agreement; (C) third, the number of securities requested to be included in such offering by the Major Holders (as defined in the Compass Solar Agreement), pro rata between such Major Holders based upon the number of securities which such Major Holders requested to be included in such offering; (D) fourth, the number of Registrable Securities requested to be included in such offering by the Investor; (E) fifth, the number of securities that the Company proposes to sell for its own account; and (F) only if all of the securities referred to in clauses (A) through (E) have been included in such registration, any other securities eligible for inclusion in such registration.

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(c) Underwriter’s Lock-Up Period. In connection with any registration of Registrable Securities under the Securities Act pursuant to this Section 4.3 for sale to the public, the Investor agrees to enter into a “lock-up” agreement on customary terms if requested by the underwriter of such offering; provided that (A) such agreement shall not restrict the selling of any Registrable Security for more than ninety (90) days after the effective date of such Registration Statement and (B) the Investor shall be released from any such “lock-up” agreement in the event and to the extent that the underwriter of such offering does not impose a similar restriction on, or permits a discretionary waiver or termination of a similar restriction with respect to, any officer or director of the Company or holder of greater than five percent (5%) of the Common Stock; provided, further, that this Section 4.3(c) shall only apply to the Investor if its Registrable Securities are included in such offering.

4.4. Registration Procedures. In connection with any registration pursuant to this Section 4, subject to the provisions of such Section 4:

(a) The Company shall furnish to the Investor without charge such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Investor shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to the Investor and the Company shall use all reasonable best efforts to comply with such request; provided that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall promptly notify the Investor and, if requested by the Investor, confirm in writing, when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective.

(d) The Company shall promptly furnish the Investor and its respective counsel with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally.

(e) After the filing of a Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify the Investor and its respective counsel of any stop order issued or threatened in writing by the SEC or any state securities commission and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

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(f) The Company shall use all reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Investor reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(f), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(g) The Company shall use reasonable best efforts to list such Registrable Securities on the principal securities exchange on which Common Stock is then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of the Registration Statement.

(h) The Company shall use reasonable best efforts to cooperate with the Investor to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the Investor may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities.

(i) The Company shall promptly notify the Investor and its respective counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Investor and file with the SEC any such supplement or amendment subject to any suspension rights contained herein.

(j) The Company shall take all reasonable actions to ensure that any free writing prospectus utilized in connection with an offering of a Registration Statement hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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(k) The Company shall otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(l) The Investor agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4.4(i), the Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.4(i), and, if so directed by the Company, the Investor shall deliver to the Company all copies, other than any permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 4.4(i) to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 4.4(i), which extension shall apply regardless of whether Registrable Securities are eligible to be sold under Rule 144.

(m) The Company shall use reasonable best efforts to take such action as is reasonably necessary to enable the Investor to deliver their Registrable Securities sold pursuant to a Registration Statement, including the removal of any applicable restrictive legends with respect to the Registrable Securities that have been sold pursuant to a Registration Statement and, if required, delivery of an opinion of counsel to the Company solely in connection with such removal.

(n) In connection with an Underwritten Offering, the Company shall obtain for each underwriter: (i) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, and (ii) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU 634, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement.

(o) The Company shall promptly make available for inspection by a representative of the selling stockholders, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by the selling stockholders (collectively and not individually) or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 4.4(o) if (i) the Company believes,

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after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such selling stockholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each selling stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential.

(p) The Company shall have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and other information meetings organized by the underwriters, and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the selling stockholders and the underwriters in the offering, marketing or selling of the securities.

(q) The Company shall take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.

4.5. Company Suspension Rights. Notwithstanding anything contained herein to the contrary, the Company shall have the right to require the Investor to suspend offers and sales of Registrable Securities included on any Registration Statement filed whenever, and for so long as, in the judgment of the Company either (a) an event has occurred which makes any statement made in such Registration Statement or related prospectus or document incorporated therein or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) it is advisable to suspend use of the Registration Statement and prospectus due to pending corporate developments or public filings with the SEC or similar events; provided, however, that (i) the aggregate number of days included in any such suspension period shall not exceed ninety (90) days in any twelve (12)-month period and (ii) during such suspension period the Company will not register any securities for its own account or the account of any other Person.

4.6. Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Investor in connection with each registration of Registrable Securities requested pursuant to this Section 4 and other expenses incidental to the Company’s performance of, or compliance with, this Section 4; provided that (a) the Company only shall pay reasonable fees and expenses of no more than one (1) firm of counsel for the Investor whose Registrable Securities are to be included in a registration and (b) the Investor shall pay its portion of all applicable underwriting fees, discounts and similar charges, if any, relating to the sale of its Registrable Securities included in any Registration Statement pursuant to this Section 4.

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4.7. Indemnification.

(a) Indemnification by the Company. To the fullest extent permitted by applicable Law, the Company shall indemnify the Investor, the Investor’s Affiliates, each of their respective directors and officers and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls any underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto incident to any such registration; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities or “blue sky” Laws or any rule or regulation thereunder in connection with any such registration, and will reimburse the Investor, the Investor’s Affiliates, each of their respective directors and officers, each such underwriter and each Person who controls any such underwriter, as applicable, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (A) any untrue statement or omission based upon written information furnished to the Company by the Investor or the Investor’s Affiliate or underwriter and stated to be specifically for use or (B) the failure of the Investor or any agent acting on behalf of the Investor to timely deliver a prospectus, except to the extent such failure was a result of the act or failure to act by the Company; provided, further, that the Company shall in no instance be liable for consequential, punitive, exemplary, special or indirect damages or lost profits related to this Agreement except to the extent incurred in connection with a third-party claim. The indemnity agreement contained in this Section 4.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company at its sole discretion.

(b) Indemnification by the Investor. To the fullest extent permitted by applicable Law, the Investor will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally, but not jointly, indemnify the Company, each of its directors and officers and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, made by the Investor; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Investor therein not misleading, and will reimburse the Company and such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (or alleged untrue statement or omission) is made in such Registration Statement, including any preliminary or final prospectus contained therein and any amendments

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or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by the Investor and stated to be specifically for use therein; provided, however, that the obligations of the Investor hereunder shall be limited to an amount equal to the net proceeds that the Investor received by sale of securities as contemplated herein, except in the case of fraud or gross negligence by the Investor; provided, further, that the Investor shall in no instance be liable for consequential, punitive, exemplary, special or indirect damages or lost profits related to this Agreement except to the extent incurred in connection with a third-party claim, and that the indemnity agreement contained in this Section 4.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor at its sole discretion.

(c) Indemnification Procedures. Each Person entitled to indemnification under this Section 4.7 (each, a “Securities Indemnified Party”) shall give notice to the Person required to provide indemnification (the “Securities Indemnifying Party”) promptly (but in any event within thirty (30) days) after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Securities Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not unreasonably be withheld) and the Securities Indemnified Party may participate in such defense at such Person’s expense (unless the Securities Indemnified Party shall have reasonably concluded, and shall have informed the Securities Indemnifying Party of such conclusion, that there may be a conflict of interest between the Securities Indemnifying Party and the Securities Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Securities Indemnifying Party); provided, further, that the failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 4.7 unless the Securities Indemnifying Party is materially prejudiced thereby in its ability to defend such action. No Securities Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement. Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as a Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. The Securities Indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled without the consent of the Securities Indemnified Party).

(d) Contribution. If the indemnification provided for in Section 4.7 is not available or insufficient, for any reason or reasons other than as specified herein, with respect to any loss, liability, claim, damage or expense referred to herein, then the Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party hereunder, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Securities Indemnifying Party on the one hand, and of the Securities Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Securities Indemnifying Party and of the Securities Indemnified Party shall be determined by

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reference to, among other things, whether the untrue (or allegedly untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Securities Indemnifying Party or by the Securities Indemnified Party and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.8. Assignment. Except (i) in connection with a Transfer contemplated by Section 2.1(b)(i) or (ii) in connection with any Transfer of more than 50,000,000 shares of Common Stock (subject to appropriate adjustment, if any, for changes in the outstanding shares of capital stock of the Company, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction), the Investor may not assign its rights under this Section 4 to any other party, provided, further that no assignment of rights under this Section 4 shall result in any expansion of rights or obligations of any Party under this Section 4.

Section 5. Drag-Along Rights.

5.1. General. If, after the six (6) month anniversary from the date hereof, TopCo Parent or any of its Affiliates (other than the Company and its Subsidiaries) (each, a “Transferring Party”) proposes to make a Control Transfer to a non-Affiliated third party where the amount of consideration to be paid for each share of Common Stock is equal to or greater than the Minimum Price (as defined in the Investor Side Agreement) (subject to appropriate adjustment, if any, for changes in the outstanding shares of capital stock of the Company, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction), such Transferring Party shall have the right at any time to exercise drag-along rights in accordance with the terms, conditions and procedures set forth in this Section 5 to cause the Investor or its Affiliates (each, a “Drag-Along Holder”) to Transfer such number of Lock-Up Shares determined by multiplying (a) a fraction, the numerator of which is the total number of shares of Common Stock proposed to be Transferred by such Transferring Party in a Control Transfer and the denominator of which is the aggregate number of shares of Common Stock held by such Transferring Party and its Affiliates immediately prior to the proposed Control Transfer, by (b) the aggregate number of Lock-Up Shares owned by such Drag-Along Holder immediately prior to such Control Transfer (a “Drag-Along Transaction”).

5.2. Notice. The Company shall cause the Transferring Party to deliver written notice (the “Drag-Along Notice”) to the Investor at least ten (10) Business Days prior to the date on which the Drag-Along Transaction is expected to be consummated, which notice shall set forth (a) the name and address of the proposed acquirer, (b) the number of shares of Common Stock proposed to be transferred to the proposed acquirer, (c) the amount and form of consideration for such shares of Common Stock (which consideration shall consist entirely of cash and/or Marketable Securities), (d) other material terms and conditions of the Drag-Along Transaction (including a copy of the definitive agreement to effect such Control Transfer) and (e) the anticipated closing date for the Drag-Along Transaction.

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5.3. Terms of a Drag-Along Transaction.

(a) Each Drag-Along Holder shall (i) be required to make individual customary representations and warranties solely as to the unencumbered title to its Lock-Up Shares, the power, authority and legal right to transfer such Lock-Up Shares, the due execution and enforceability of the relevant documents and the absence of any adverse claim (as set forth in Section 8-102 of the applicable Uniform Commercial Code) or litigation with respect to such Lock-Up Shares, as well as customary representations with respect to the absence of conflicts or required consents and the lack of any brokerage, finder’s or other similar fee being payable based on arrangements made by such Drag-Along Holder and that are also entered into (on substantially the same terms and conditions) by the Transferring Party in connection with the Drag-Along Transaction, (ii) agree to the same covenants, indemnities and agreements (and shall be subject on a pro rata basis to the same escrow or other holdback arrangements) as made by the Transferring Party and (iii) otherwise agree to the same terms and conditions as the Transferring Party agrees to with respect to the Drag-Along Transaction (which shall not include any non-competition, non-solicitation or similar restrictive agreements or covenants that would bind such Drag-Along Holder or its Affiliates), provided that, notwithstanding anything herein to the contrary, the Drag-Along Holder shall not have any liability under any indemnities related to the Transferring Party or any other selling participant in the Drag-Along Transaction (except for the Company, in accordance with this Section 5.3(a)). Liability under any indemnities related to the Company or its Subsidiaries shall be allocated among the Transferring Party and each Drag-Along Holder, pro rata based on the value of the proceeds received by each of them, and the aggregate amount of liability for each Drag-Along Holder to the acquirer shall not exceed the net proceeds actually received by such Drag-Along Holder (other than in case of fraud by such Drag-Along Holder).

(b) The consummation of any proposed Drag-Along Transaction (in whole or part) shall occur in the sole discretion of the Transferring Party, who shall have no liability or obligation to the Investor or any Drag-Along Holder other than as set forth in this Agreement or as set forth in any definitive agreements with respect to such Drag-Along Transaction in connection with the negotiation of, structuring, restructuring and cancellation (in whole or part) of such Drag-Along Transaction (it being understood that any consummation or cancellation in part shall apply proportionally based on the number of shares of Common Stock and the Lock-Up Shares, as applicable, that the Transferring Party and each of the Drag-Along Holders are proposing to Transfer).

(c) Notwithstanding anything to the contrary contained herein, each Drag-Along Holder acknowledges and agrees that it shall not be entitled to any governance or similar rights or benefits granted to or otherwise conferred upon the Transferring Party or any of its Affiliates in such Drag-Along Transaction.

5.5. Cooperation. Subject to the other terms in this Section 5, each Drag-Along Holder shall cooperate with the Transferring Party and shall take any and all actions reasonably requested by the Transferring Party in connection with a Drag-Along Transaction, including voting all equity securities in favor of the Drag-Along Transaction and executing any and all agreements and instruments reasonably requested by the Transferring Party, which in each case are no more burdensome than those executed by the Transferring Party. Without limiting the generality of the immediately preceding sentence, each Drag-Along Holder hereby waives any and all dissenters, appraisal, quasi-appraisal or other similar rights such Drag-Along Holder may have in connection with any Drag-Along Transaction.

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5.6. Costs. All reasonable out-of-pocket costs and expenses incurred by or on behalf of the Company in connection with any proposed Drag-Along Transaction (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries.

5.7. Drag-Along Transaction Not Consummated. In the event that a binding and definitive agreement for the sale or transfer in a Drag-Along Transaction pursuant to this Section 5 is not entered into within one hundred and twenty (120) days after the Investor receives the Drag-Along Notice or the Drag-Along Transaction is not consummated following satisfaction or waiver of all applicable conditions precedent within nine (9) months after the Investor receives the Drag-Along Notice, upon expiration of any definitive agreement for the Drag-Along Transaction then in effect, the Drag-Along Holders shall cease to be bound by the obligations set forth in this Section 5 with regard to such transaction.

Section 6. Election of Directors.

6.1. Nomination Rights. Concurrently with the Closing, the Board shall take such actions as are necessary to increase the size of the Board by one (1) director and appoint a designee of the Investor reasonably acceptable to the Company (an “Investor Designee”) as a member of the Board, in each case, in accordance with the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws and the General Corporation Law of the State of Delaware, to serve as a Class II director and with a term expiring at the 2025 annual meeting of the Company’s stockholders and until his or her successor is duly elected and qualified. Thereafter, until the occurrence of the Fall-Away Event, at any annual meeting of the Company’s stockholders at which the term of an Investor Designee shall expire, the Investor shall have the right to nominate to the Board one (1) Investor Designee as a member of the Board and the Company agrees, to the fullest extent permitted by applicable Law, to include such Investor Designee in the slate of nominees recommended by the Board for election at such annual meeting of the Company’s stockholders and to nominate and recommend such Investor Designee to be elected as a director, and to solicit proxies or consents in favor thereof, and to support the Investor Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees. Notwithstanding anything herein to the contrary, any employee of the Investor with a title of senior vice president (or any title that is of a more senior designation) as of the date hereof shall be deemed reasonably acceptable to the Company for purposes of this Section 6.1, and the Company shall not unreasonably withhold, condition or delay approving any other employee of the Investor with a title of senior vice president (or any title that is of a more senior designation) following the date hereof for purposes of this Section 6.1. The Company acknowledges that, as of the date hereof, the Investor intends to designate Paul Smith as the initial Investor Designee, and the Company deems Paul Smith as a reasonably acceptable designee for purposes hereof should Investor so designate him as the initial Investor Designee.

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6.2. Vacancies; Removal. In the event that an Investor Designee shall cease to serve as a director of the Company for any reason, the Investor shall be entitled to designate such person’s successor in accordance with this Agreement, and the remaining directors and the Company shall, to the fullest extent permitted by applicable Law, take all actions necessary at any time and from time to time to cause the vacancy created thereby to be filled by such new Investor Designee as soon as possible. No Investor Designee shall be removed from the Board by the Company without the prior written consent of the Investor, other than for “cause,” as reasonably determined by the Board in good faith.

6.3. Fall-Away. Upon the occurrence of a Fall-Away Event (a) the Investor Designee shall be deemed to have resigned from the Board with immediate effect if so elected by the Company, and the Investor shall cease to have any rights under this Section 6 and (b) Investor shall cause the Investor Designee to deliver to the Company a resignation letter, pursuant to which such Investor Designee shall resign from the Board if so elected by the Company.

6.4. Indemnification; Exculpation; Directors and Officers Insurance; Fees and Expenses. The Company shall add the Investor Designee as a beneficiary to the Company’s directors’ and officers’ liability insurance policy effective from the date such Investor Designee is appointed and shall provide all other contractual, insurance and other director liability indemnification or exculpation coverages and rights provided to other members of the Board. The Company shall enter into an indemnification agreement with each Investor Designee that is on the same form as the indemnification agreements it has entered into with other members of the Board. The Investor Designee shall be entitled to reimbursement of expenses incurred in such capacity on the same basis as the Company provides such reimbursement to the other members of its Board.

6.5. Conditions. As a condition to the appointment of any Investor Designee or nomination for election as a director of the Company pursuant to this Section 6, the Investor agrees and acknowledges that the Company will require:

(a) Any such Investor Designee to provide to the Company all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filing in accordance with applicable Law or any stock exchange rules or listing standards;

(b) Any such Investor Designee to provide to the Company all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations; and

(c) Any such Investor Designee to provide to the Company an undertaking in writing by such Investor Designee to agree to recuse himself or herself from any deliberations or discussions of the Board regarding the Transaction Documents and the transactions contemplated hereby if elicited by a majority of the members of the Board.

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6.6. Assignment. Except in a connection with a Transfer contemplated by Section 2.1(b)(i), the Investor may not assign its rights under this Section 6 to any other party, provided that, for the avoidance of doubt, if Investor Transfers less than all of its Lock-Up Shares to a controlled Affiliate of Investor Parent, Investor and such controlled Affiliates of Investor Parent shall, subject to Section 6.3, collectively be entitled to appoint one Investor Designee to the Board.

Section 7. Voting. Until the first day on which no Investor Designee serves as a member of the Board and the Investor has no rights (or has irrevocably waived its rights) to nominate to the Board an Investor Designee under Section 6:

7.1. At each meeting of the stockholders of the Company and at every postponement or adjournment thereof, the Investor shall, and shall cause the Investor Parties to, take such action as may be required so that all of the shares of Common Stock beneficially owned, directly or indirectly, by the Investor Parties and entitled to vote at such meeting of stockholders are voted (i) in favor of each director nominated and recommended by the Board for election at such meeting and (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election; provided that no Investor Party shall be under any obligation to vote in the same manner as recommended by the Board or in any other manner, other than in the Investor’s sole discretion, with respect to any other matter, including the approval (or nonapproval) or adoption (or non-adoption) of, or other proposal directly related to, any merger or other business combination transaction involving the Company, the sale of all or substantially all of the assets of the Company and its Subsidiaries or any other change of control transaction involving the Company.

7.2. The Investor shall, and shall (to the extent necessary to comply with this Section 7) cause the Investor Parties to, be present, in person or by proxy, at all meetings of the stockholders of the Company so that all shares of Common Stock beneficially owned by the Investor or the Investor Parties may be counted for the purposes of determining the presence of a quorum and voted in accordance with Section 7.1 at such meetings (including at any adjournments or postponements thereof).

Section 8. Standstill.

8.1. The Investor agrees that until five (5) days after the first day on which no Investor Designee serves on the Board and the Investor has no rights (or has irrevocably waived its rights) to nominate to the Board an Investor Designee under Section 6, without the prior written approval of the Board, the Investor will not, directly or indirectly, and will cause its Affiliates (including any other Investor Parties) not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire, by purchase or otherwise, any equity securities or direct or indirect rights to acquire any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities (solely to the extent that, after giving effect to such acquisition, the Investor and its Affiliates would beneficially own, in the aggregate, greater than eighteen percent (18%) of the then outstanding Common Stock on an as-converted basis (which calculation shall, for the avoidance of doubt, include the notional or other

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number of shares of Common Stock specified in the documentation for any Contract to which any of the Investor Parties are party which is designed to produce economic benefits and risks to any of the Investor Parties that correspond substantially to the ownership by the Investor Parties of shares of Common Stock, except in the case of any such Contract which is settled only in cash));

(b) make or knowingly encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or any of its Subsidiaries, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of any director from the Board;

(c) make any public announcement with respect to, or offer, seek or propose (in each case with or without conditions), any merger, consolidation, business combination, tender or exchange offer, recapitalization, reorganization or purchase of more than fifty percent (50%) of the assets, properties or securities of the Company or any Subsidiary of the Company, or any other extraordinary transaction involving the Company or any Subsidiary of the Company or any of their respective securities, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, board of directors or policies of the Company or any of its Subsidiaries;

(e) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with any of the foregoing prohibited actions;

(f) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing prohibited actions;

(g) take any action that would require the Company to make a public announcement regarding any of the events described in or actions prohibited by this Section 8;

(h) enter into any agreements, arrangements or understandings with any third party (including security holders of the Company, but excluding, for the avoidance of doubt, any Investor Parties) with respect to any of the foregoing, including forming, joining or in any way participating in a Group with any third party in connection with any of the foregoing prohibited actions;

(i) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 8; provided that this clause shall not prohibit the Investor Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 8, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that would not reasonably be expected to require public disclosure thereof by any Person; or

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(j) contest the validity of this Section 8 or make, initiate, take or participate in any demand, Action (legal or otherwise) or proposal to amend, waive or terminate any provision of this Section 8;

provided, however, that nothing in this Section 8 will limit the Investor Parties’ ability to (A) vote (subject to Section 7), Transfer (subject to Section 2) or otherwise exercise rights under its Common Stock, (B) designate an Investor Designee and the ability of any Investor Designee to deliberate, vote or otherwise exercise his or her legal duties or otherwise act in his or her capacity as a member of the Board, (C) privately make and submit to the Company and/or the Board any proposal that is intended by the Investor Parties to be made and submitted on a non-publicly disclosed or announced basis (and would not reasonably be expected to require public disclosure by any Person), (D) purchase Common Stock or other Company Securities pursuant to Section 2.2, (E) purchase Common Stock or other Company Securities from TopCo Parent or any of its Affiliates (solely to the extent that, after giving effect to such purchase, the Investor and its Affiliates would not beneficially own, in the aggregate, greater than twenty-five percent (25%) of the then outstanding Common Stock on an as-converted basis (which calculation shall, for the avoidance of doubt, include the notional or other number of shares of Common Stock specified in the documentation for any Contract to which any of the Investor Parties are party which is designed to produce economic benefits and risks to any of the Investor Parties that correspond substantially to the ownership by the Investor Parties of shares of Common Stock, except in the case of any such Contract which is settled only in cash), provided, that the foregoing limitation shall not be applicable to purchases of Common Stock or other Company Securities made pursuant to Section 3 of the Investor Side Agreement), (F) perform or otherwise comply with its obligations, or exercise its rights, under the Development Agreement, or engage in discussions or render services with respect to, consummate or otherwise pursue the transactions contemplated thereby or related thereto or (G) engage in any discussions with, or make or submit proposals to, TopCo Parent or any of its Affiliates intended to be on a non-publicly disclosed or announced basis (and which would not reasonably be expected to require public disclosure by any Person).

The provisions of Section 8 shall be inoperative and of no force or effect if, from and after the date thereof: (a) any Person or group that is not an Affiliate of TopCo Parent shall have acquired or entered into a binding definitive agreement that has been approved by the Board (or any duly constituted committee thereof composed entirely of independent directors) to acquire more than fifty percent (50%) of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board or assets of the Company or its subsidiaries representing more than fifty percent (50%) of the consolidated assets of the Company and its subsidiaries, taken as a whole, (b) any Person that is not an Affiliate of TopCo Parent commences a tender or exchange offer which, if successful, would result in such Person’s acquisition of beneficial ownership of more than fifty percent (50%) of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board, and in connection therewith, the Company does not, within ten (10) Business Days after the date of the commencement of such solicitation, file with the SEC a Schedule 14D-9 with respect to such offer that recommends that the Company’s stockholders reject such offer or (c) the Company becoming subject to any voluntary or involuntary reorganization or restructuring process relating to bankruptcy, insolvency or protection of creditors generally.

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Section 9. Information Rights; Confidentiality.

9.1. Information Rights. Following the Closing and so long as the Fall-Away Event has not occurred, in order to facilitate (x) the Investor’s compliance with legal and regulatory requirements applicable to the beneficial ownership by the Investor of equity securities of the Company and (y) the Investor’s oversight of its investment in the Company, the Company agrees to provide the Investor with the following:

(a) within ninety (90) days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (ii) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (iii) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied when the Company files its annual report on Form 10-K for the applicable fiscal year with the Securities and Exchange Commission (the “SEC”) (regardless of whether such filing occurs within ninety (90) days after the end of such fiscal year);

(b) within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (iii) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied when the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC (regardless of whether such filing occurs within forty-five (45) days after the end of such fiscal quarter); and

(c) reasonable access, to the extent reasonably requested by the Investor, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request; provided that any investigation pursuant to this Section 8 shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would reasonably be expected to (i) violate applicable Law or an applicable order, (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege (provided, however, that the Company shall use reasonable efforts to provide alternative, redacted or substitute documents or information in a manner that would not result in the loss of the ability to assert attorney-client privilege, attorney work product protection or other legal privileges), or (iii) expose the Company to liability for disclosure of personal information; provided, further, that the Parties shall use their commercially reasonable efforts to disclose such information in a manner

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that would not violate the foregoing. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relate to, contain or reflect any analyses, studies, notes, memoranda and other information related to or prepared in connection with any Transaction Document or the transactions contemplated thereby or any matters relating thereto or any transactions with or matters relating to the Investor.

9.2. Confidentiality. The Investor will, and will cause its Affiliates and its and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement, including any such information provided pursuant to Section 9.1 (“Confidential Information”) and to use the Confidential Information solely in connection with the Transaction Documents, the Transactions or the Investor’s investment in the Company; provided that the Confidential Information shall not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by the Investor, any of its Affiliates or any of their respective Representatives in violation of this Section 9.2, (ii) becomes available to the Investor, any of its Affiliates or any of their respective Representatives on a non-confidential basis from a source other than the Company or its Representatives; provided that such source is reasonably believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or its Affiliates with respect to such information, (iii) is, at the time of disclosure to the Investor by or on behalf of the Company or its Representatives, already in the possession of the Investor; provided that such information is reasonably believed by the Investor not to be subject to an obligation of confidentiality (whether by agreement or otherwise) to the Company or any of its Affiliates, or (iv) was or is independently developed by or on behalf of the Investor without reference to, incorporation of, or other use of any Confidential Information. The Investor agrees, on behalf of itself and its Affiliates and its and their respective Representatives, that Confidential Information may be disclosed solely (A) to the Investor’s Affiliates and its and their respective Representatives on a need-to-know basis or (B) in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are required by applicable Law, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances described in this clause (B) the Investor, its Affiliates and its and their respective Representatives, as the case may be, shall use reasonable efforts to provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

9.3. Assignment. Except in a connection with a Transfer contemplated by Section 2.1(b)(i), the Investor may not assign its rights under this Section 9 to any other party.

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Section 10. Reorganization Transactions.

In the event that TopCo Parent or one of its Affiliates enters into a capital reorganization transaction (a “Reorganization”) (whether structured as a contribution, merger, conversion, consolidation, recapitalization or otherwise) in which TopCo Parent, directly or indirectly, exchanges all of its Common Stock for substantially similar equity securities of a newly formed holding company (“New Holdco”), the Investor shall, in connection with such Reorganization, exchange all of its Lock-Up Shares for substantially similar equity securities of New Holdco and, upon such exchange, the Investor shall cease to be a holder of its Lock-Up Shares. Upon the occurrence of a Reorganization, either (a) New Holdco shall assume all obligations of the Company under this Agreement and all references herein to the Company and its Lock-Up Shares (or terms of similar import) would be deemed changed mutatis mutandis to reflect the issuance of the substantially similar equity securities of New Holdco by New Holdco and their attendant rights, privileges, covenants and restrictions and the assumption of this Agreement or (b) the Investor and New Holdco shall enter into a new agreement based on terms that are no less favorable to the Investor than the terms set forth in this Agreement. The Investor agrees to execute any agreements, documents or other instruments in connection with the Reorganization that are reasonably necessary and/or proper to consummate the Reorganization.

Section 11. Miscellaneous Provisions.

11.1. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement and all matters, claims or Actions (whether at Law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the Laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 11.1 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties. Each Party hereto agrees that service of process upon such Party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 11.5. The Parties agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

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IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11.1(c).

11.2. Amendment.

(a) Except as otherwise expressly set forth herein, this Agreement may only be modified or amended, and provisions hereof may be waived, by an instrument in writing duly executed and delivered by the Parties. Upon obtaining such approvals required by this Agreement, each of the Parties may execute the relevant amendment, restatement, modification or waiver of this Agreement and shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement.

(b) If this Agreement is amended solely to reflect the substitution of the Investor, in accordance with the terms hereof, such amendment to this Agreement shall be sufficient when it is signed by the Company, the Investor and by the Person to be substituted.

11.3. Termination.

This Agreement shall terminate automatically upon the dissolution of the Company; provided that any Reorganization or any other action taken pursuant to Section 9 shall not constitute a dissolution of the Company for purposes of this Section 11.3; provided, further, that (a) the provisions of this Section 11 shall survive such termination and (b) such termination shall not relieve any Party from any liability for the breach of any obligations set forth in this Agreement prior to such termination.

11.4. Transfer of Lock-Up Shares.

Upon the Transfer of all Lock-Up Shares held by the Investor, the Investor shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder, except with respect to the Investor’s indemnification rights and obligations under Section 4 with respect to indemnifiable matters occurring prior to the date on which Investor Transfers all of the Lock-Up Shares held by it, it being understood that such Transfer shall not relieve the Investor or the Company from any liability for the breach of any obligations set forth in this Agreement prior to such Transfer.

11.5. Notices. All notices, requests and other communications to any Party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses:

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(a) If to the Company, to it at:

ADT Inc.

1501 Yamato Road

Boca Raton, FL, 33431

Attention: Chief Legal Officer

Email: dsmail@adt.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention:   Robert I. Townsend, III

                   O. Keith Hallam, III

                   Sanjay Murti

Email:        RTownsend@cravath.com

                    KHallam@cravath.com

                    SMurti@cravath.com

(b) If to the Investor, to it at:

State Farm Fire & Casualty Company

One State Farm Plaza

Bloomington, Illinois 61710

Attention: Steve McManus, SVP & General Counsel

Email:     steve.mcmanus.benm@statefarm.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention: Pran Jha

                 Joseph P. Michaels

Email:      Pjha@sidley.com

                  Joseph.Michaels@sidley.com

or such other address or email address as such Party may hereafter specify by like notice to the other Party. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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11.6. Specific Performance.

The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 11.1 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor the Investor would have entered into this Agreement. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.6 shall not be required to provide any bond or other security in connection with any such order or injunction.

11.7. Treatment of Certain Transfers.

Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to transfer any Lock-Up Shares or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it and/or the Investor.

11.8. Counterparts.

This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties (including by electronic signature) and delivered to the other Party (including electronically, e.g., in PDF format).

11.9. Severability.

If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law.

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11.10. Further Efforts.

Each party hereto shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the other Party may reasonably request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

11.11. Extension of Time, Waiver, Etc.

The Parties may, subject to applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other Party or (b) waive compliance by the other Party with any of the agreements contained herein applicable to such Party or, except as otherwise provided herein, waive any of such Party’s conditions. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

11.12. Entire Agreement; No Third-Party Beneficiaries.

This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the Parties and their permitted assigns any rights or remedies hereunder, except that Section 11.14 shall be for the benefit of, and enforceable by, each of the Related Parties.

11.13. No Personal Liability.

To the fullest extent permitted by Law, no director of the Company or its Subsidiaries shall be personally liable to the Company or the Investor as a result of any acts or omissions taken under this Agreement in good faith.

11.14. Non-Recourse.

Each party hereto agrees, on behalf of itself and its Affiliates, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby, (b) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (c) any breach or violation of this Agreement or any other agreement referenced herein, and (d) any failure of the transactions

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contemplated hereby or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement or, in the case of the other agreements referenced herein, the persons that are expressly named as parties thereof, and, in accordance with, and subject to the terms and conditions of, this Agreement or such other agreement referenced herein, as applicable. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence, it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (a) through (d) of the immediately preceding sentence. Notwithstanding anything to the contrary herein or otherwise, except as contemplated in the proviso of the first sentence of this Section 11.14, with respect to each party hereto, no past, present or future director, manager, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of such named party (the “Related Parties”) shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, any other agreement referenced herein or the transactions contemplated hereby or thereby, or the valid termination or abandonment of any of the foregoing.

11.15. No Partnership Status.

Nothing in this Agreement and no actions taken by the Parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the Parties or constitute any Party the agent of any other Party for any purpose.

11.16. Binding Effect.

This Agreement shall be binding upon the Company, the Investor and permitted successors and assigns of the Investor.

11.17. Further Acknowledgements.

The Investor acknowledges and agrees that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by the Investor in any sale, transfer or liquidation of any Lock-Up Shares, and as a result of such restrictions on transfer and ownership, it may not be possible for the Investor to liquidate all or any part of the Investor’s interest in Lock-Up Shares at the time of the Investor’s choosing, in exigent circumstances or otherwise. The Investor further acknowledges and agrees that each of the Company, TopCo Parent and their respective Affiliates shall have no liability whatsoever to the Investor arising from, relating to or in connection with the restrictions on transfer of Lock-Up Shares or any interest therein as set forth in this Agreement, except to the extent the Company fails to comply with its obligations to the Investor pursuant to this Agreement or any of the other Transaction Documents.

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11.18. Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Annex, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Annex, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NYSE, all references herein to the NYSE shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless if otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

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11.19. Assignment.

Except as expressly set forth herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

[Remainder of page intentionally left blank]

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This Agreement is executed by the Company and the Investor to be effective as of the date first above written.

COMPANY

ADT INC.

By:
Name:
Title:

Signature Page to Investor Rights Agreement

INVESTOR

STATE FARM FIRE & CASUALTY COMPANY

By:
Name:
Title:

Signature Page to Investor Rights Agreement

Exhibit A – Select Terms and Conditions of the Offer

Upon the terms and subject to the conditions of the Offer, the Company will offer to purchase up to 133,333,333 shares of Common Stock and Class B Common Stock at a purchase price of $9.00 per share in cash, less any applicable withholding taxes and without interest, which represents $1.2 billion.

The Offer will not be conditioned on any minimum number of shares being tendered. The Offer will, however, be subject to other conditions, including the completion of the Purchase (the “Strategic Investment Condition”).

Notwithstanding any other provision of the Offer, the Company will not be required to accept for payment, purchase or pay for any shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of and the payment for shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if at any time on or after the commencement of the Offer and before or at the expiration time of the Offer any of the following events occur (or shall have been reasonably determined by the Company to have occurred):

•	the failure to satisfy the Strategic Investment Condition;

•

there has been enacted, issued or promulgated any law or order by any government or governmental, regulatory or administrative agency, authority or tribunal of competent and applicable jurisdiction that:

•	makes illegal, or which has the effect of prohibiting or otherwise preventing, the making of the Offer or the acquisition by the Company of some or all of the shares pursuant to the Offer; or

•

makes illegal the purchase of, or payment of, some or all of the shares pursuant to the Offer or has the effect of prohibiting or preventing the Company’s ability to accept for payment or pay for some or all of the shares;

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory;

•

any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) has been enacted, entered, promulgated or enforced in respect of the Offer or the Company or any of its subsidiaries by any court, government or governmental agency or other regulatory or administrative authority of competent and applicable jurisdiction, domestic or foreign, which prevents or prohibits the consummation of the Offer; or

•	the Company shall have determined that the consummation of the Offer and the purchase of the shares may cause the shares to be delisted from the NYSE or held of record by fewer than 300 persons.